UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Centuri Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-(i)(1) and 0-11.

April 6, 2026
Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders of Centuri Holdings, Inc. (“we,” “us,” “our,” the “Company” or “Centuri”), scheduled to be held on May 19 at 2:00 p.m. Eastern Time in a completely virtual format at http://www.virtualshareholdermeeting.com/CTRI2026.

On behalf of Centuri’s Board of Directors, we thank you for your support throughout a remarkable year for the Company. We sincerely value your investment in our business and will continue working to deliver value and deepen the trust you have placed in us.

2025 was a pivotal year for Centuri as we realized full separation from our former parent company. Reflecting on the year’s end, we are proud of our achievements, which included record revenue for the year and improved company earnings and balance sheet health, as well as the expansion of our operations through the acquisition of Connect Utility Services in Atlantic Canada.

Now, charting our course as a standalone public company, we are well positioned to capitalize on the strong tailwinds in our sector while staying focused on capital discipline and strong work execution. We are actively mapping a deliberate strategy to achieve profitable growth while delivering enduring value and meeting commitments to all of our stakeholders.

On behalf of Centuri’s Board of Directors and our more than 9,600 employees working across North America, we thank you for your continued investment and trust in Centuri.

Sincerely yours,

Christian I. Brown
President and Chief Executive Officer

19820 North 7th Avenue, Suite 120, Phoenix, Arizona 85027
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 19, 2026

TIME:	2:00 p.m. Eastern Time

PLACE:	The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Centuri will be held via webcast at http://www.virtualshareholdermeeting.com/CTRI2026.

PROPOSALS:		BOARD RECOMMENDS:
(1)
The election of each of Christian I. Brown, Dustin DeMaria, Julie A. Dill, Andrew W. Evans, Karen S. Haller, Christopher A. Krummel, Anne L. Mariucci, Steven E. Nielsen and Charles R. Patton to our Board of Directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal;
FOR each director nominee
(2)	To hold an advisory (non-binding) vote regarding the compensation of our named executives;	FOR
(3)	To approve the Centuri Employee Stock Purchase Plan;	FOR
(4)	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Centuri for the fiscal year ending January 3, 2027 (“fiscal 2026”); and	FOR
(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

RECORD DATE:	Holders of Centuri’s common stock (“Common Stock”) of record at the close of business on March 23, 2026 are entitled to vote at the Annual Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS:
On or about April 6, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access both the proxy statement and our annual report. The Notice will also contain instructions on how to vote online or by telephone and how to receive a paper copy of the proxy materials by mail. The proxy statement and our annual report can be accessed at the following internet address: www.proxyvote.com. All you have to do is enter the control number located in the Notice or on your Proxy Card.

NOTICE REGARDING THE VIRTUAL ANNUAL MEETING
The virtual format of the Annual Meeting ensures that stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, using online tools to ensure stockholder access and participation. For more information about the virtual Annual Meeting, see “General Information” in this Proxy Statement.

PROXY:
It is important that your shares be represented and voted at the Annual Meeting. Whether or not you expect to attend the Annual Meeting virtually, please vote your shares as promptly as possible, or via the internet or telephone as instructed in the Notice or on your Proxy Card, in order to ensure your representation at the Annual Meeting. You can revoke your proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement.

HOW TO VOTE
Please review the proxy statement and vote, at your earliest convenience, using any of the following methods:
(	Call the phone number listed on your Proxy Card to vote BY TELEPHONE.
:	Visit the website listed on your Proxy Card to vote ONLINE.
Sign, date and return your Proxy Card in the provided postage-paid envelope to vote BY MAIL.
I	Access the virtual meeting to vote by ballot. See “How Do I Attend the Annual Meeting?” (page 1) for instructions.

By Order of the Board of Directors,
Jason S. Wilcock
Executive Vice President, Chief Legal & Administrative Officer and Corporate Secretary

	Page		Page
Invitation to 2026 Annual Meeting of Stockholders		How We Determine Amounts Paid for Each Element of Compensation	31

Notice of Annual Meeting of Stockholders		Stockholder Say-on-Pay Advisory Votes	32

Proxy Statement	1	Details of Compensation Program	32

General Information	1	Option Grant Practices	38

Governance of the Company	6	Executive Stock Ownership Requirement	38

Board of Directors	6	Anti-Hedging and Anti-Pledging Policy	38

Board Leadership Structure	6	Clawback Policy	39

Risk Oversight	7	Compensation Committee Report	40

Analysis of Risk in Company Executive Compensation Policies	7	Executive Compensation Tables	41

Cybersecurity Oversight	7	Summary Compensation Table	41

Sustainability	8	Grants of Plan-Based Awards	43

Committees of the Board	8	Outstanding Equity Awards at Fiscal Year-End	44

Selection of Directors	10	Stock Vested During Fiscal Year	44

Board Evaluation and Director Succession Planning	10	Nonqualified Deferred Compensation	45

Stockholder Engagement	11	Potential Payments Upon Termination or Change in Control	45

Director Attendance at Annual Meetings	11	Equity Compensation Plan Information	48

Communications with Directors	11	Pay Ratio Disclosure	49

Executive Officers	11	Pay Versus Performance	50

Securities Ownership by Directors, Director Nominees, Executive Officers, and Certain Beneficial Owners	13	Director Compensation	53

Certain Relationships and Related Person Transactions	14	Director Compensation Table	53

Policies and Procedures with Respect to Related Person Transactions	14	Director Compensation Narrative	53

Related Person Transactions	14	Non-employee Director Stock Ownership Requirement	54

Proposal 1 - Election of Directors	17	Proposal 2 - Advisory Vote to Approve the Company’s Executive Compensation	55

General	17	Proposal 3 - Approval of Centuri Employee Stock Purchase Plan	56

Vote Required	17	Proposal 4 - Selection of Independent Registered Public Accounting Firm	60

Names, Qualifications and Reasons for Selection of Nominees	17	Audit Committee Report	62

Board Skills and Composition Matrix	18	Stockholder Proposals for the Next Annual Meeting	63

Director Nominees Bios	19	Submission of Stockholder Proposals for Inclusion in Next Year’s Annual Meeting Proxy Statement	63

Executive Compensation	28	Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting	63

Compensation Discussion and Analysis	28	Other Matters to Come Before the Meeting	64

Executive Summary	29	Annex A — Centuri Holdings, Inc. Employee Stock Purchase Plan	65

Compensation Program Objectives, Key Considerations and Principles	29	Proxy Card	79

Compensation Program Administration	30

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 19, 2026
GENERAL INFORMATION

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Centuri Holdings, Inc. (“we,” “us,” “our,” the “Company” or “Centuri”) for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held in a completely virtual format on May 19, 2026 at 2:00 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting to be Held on May 19, 2026

Pursuant to the rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice Regarding the Internet Availability of Proxy Materials (the “Notice”) to certain of our stockholders of record. We are also sending a paper copy of the proxy materials and Proxy Card to other stockholders of record who have indicated they prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. We intend to commence mailing the Notice or paper copies of this proxy statement and Proxy Card, as applicable, on or about April 6, 2026 to all stockholders entitled to vote at the Annual Meeting.

Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or may request to receive a paper copy of the proxy materials by mail or electronic copy by electronic mail on a one-time or ongoing basis. Instructions on how to request a printed copy by mail or electronically may be found on the Notice.

The Notice will also identify the date, time and location of the Annual Meeting; the matters to be acted upon at the Annual Meeting and the Board’s recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request to receive, free of charge, a paper or e-mail copy of this proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 28, 2025 (the “Annual Report”) and a form of proxy relating to the Annual Meeting; information on how to access and vote the form of proxy; and information on how to obtain instructions to attend the virtual meeting and vote in person at the virtual meeting, should stockholders choose to do so.

What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will be asked to vote on the following matters:
•The election of nine directors of the Company;
•The approval, on a non-binding, advisory basis, of the Company’s executive compensation;
•The approval of the Centuri Employee Stock Purchase Plan;
•The ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal 2026; and
•Any other matter that may properly come before the Annual Meeting or any adjournment thereof.

How do I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders. You will be able to submit questions prior to the Annual Meeting and vote online by logging on to www.proxyvote.com using the 16-digit control number found in the proxy materials previously distributed to you. Attendance at the Annual Meeting will be limited to stockholders of the Company as of March 23, 2026, the record date for the Annual Meeting, and guests of the Company. You will not be able to attend the Annual Meeting in person at a physical location.

You may attend the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/CTRI2026. You will need your unique control number, which appears in the Notice, the Proxy Card or voting instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting.

1	2026 Proxy Statement

Although the meeting webcast will begin at 2:00 p.m. Eastern Time on May 19, 2026, we encourage you to access the meeting site 15 minutes prior to the start time to allow ample time to log into the meeting webcast and test your computer system.

Technical Disruptions. In the event of any technical disruptions or connectivity issues during the course of the Annual Meeting, please allow for some time for the meeting website to refresh automatically, and/or for the meeting operator to provide verbal updates.

Stockholder List. As required by Delaware law, we will make available a list of registered stockholders as of March 23, 2026, the record date of the Annual Meeting, for inspection by stockholders for any purpose germane to the Annual Meeting from May 8, 2026, through May 18, 2026 at our headquarters located at 19820 North 7th Avenue, Suite 120, Phoenix, Arizona 85027. If you wish to inspect the list, please submit your request, along with proof of your share ownership, by e-mail to investors@centuri.com.

How can I submit questions prior to and during the Annual Meeting?
Prior to the Annual Meeting, you may submit questions pertaining to the business of the meeting by accessing www.proxyvote.com using the 16-digit control number found in the proxy materials distributed to you any time before 11:59 p.m., Eastern Time, on the day before the meeting. During the Annual Meeting, as well as 15 minutes prior to the start time, stockholders will also be able to submit questions through the online platform used for the Annual Meeting at http://www.virtualshareholdermeeting.com/CTRI2026. The Company will respond to germane questions during the meeting and will endeavor to answer as many questions submitted by stockholders as time permits. However, if there are questions pertinent to matters properly before the Annual Meeting that cannot be answered during the meeting due to time constraints, we will post answers to a representative set of such questions at the “Investor Relations” section of the Company’s website at www.centuri.com. The questions and answers will be available as soon as practicable after the Annual Meeting and will remain available until we file our proxy statement for the 2027 Annual Meeting of Stockholders. We reserve the right to edit questions to remove inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters. If we receive substantially similar questions, we may group such questions together and provide a single response.

Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on March 23, 2026, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting. If you are a stockholder of record on that date, you are entitled to vote all of the shares that you held on that date at the Annual Meeting, or any adjournment or postponement of the Annual Meeting.

How many votes do I have?
You have one vote for each share of Common Stock owned as of the record date for the Annual Meeting.

How do I vote?
If your shares are registered directly in your name, you are the holder of record of those shares and can vote your shares either by proxy, whether or not you attend the virtual Annual Meeting, or by ballot by attending the virtual Annual Meeting. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to submit your proxy promptly to ensure that your votes are counted. You may still attend the virtual Annual Meeting and vote by ballot even if you have already submitted a proxy.

Stockholders have a choice of voting online, by telephone, by mail, or at the Annual Meeting:
•If you received a printed copy of the proxy materials, please follow the instructions on your Proxy Card or voter instruction form. Your Proxy Card or voter instruction form provides information on how to vote.
•If you received a Notice of Internet Availability, please follow the instructions on the notice. The Notice of Internet Availability provides information on how to vote.
•If you received an e-mail notification, please click on the link provided in the e-mail notification and follow the instructions on how to vote.

If you hold your shares in a brokerage account or through a bank, trust or other nominee (collectively, a “broker”), you are the beneficial owner of the shares, and the shares are held in “street name.” You will receive instructions from your broker on how to vote your shares. Your broker will allow you to deliver your voting instructions over the internet and may also permit you to

2	2026 Proxy Statement

submit your voting instructions by telephone or by completing, dating and signing the Proxy Card included with your proxy materials if you request a paper copy of them by following the instructions on the notice provided by your broker.

Can I revoke or change my vote?
Yes, a record holder can revoke or change a vote at any time prior to the voting of shares at the Annual Meeting by (a) casting a new vote by telephone or online; (b) sending a new Proxy Card with a later date; (c) sending a written notice of revocation that is received on or prior to May 18, 2026, by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or (d) voting by ballot at the virtual Annual Meeting. If a broker, bank, trustee or other nominee holds your shares, you must contact them in order to find out how to change your vote.

What are the Board’s recommendations?
The Board’s recommendations are set forth within the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:
•FOR the election of the slate of directors nominated by the Board (see Proposal 1);
•FOR the approval of the Company’s executive compensation (see Proposal 2);
•FOR the approval of the Centuri Employee Stock Purchase Plan (see Proposal 3); and
•FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2026 (see Proposal 4).

How many votes must be present to hold the Annual Meeting?
In order to conduct business at the Annual Meeting, the holders of a majority of the outstanding shares of Common Stock entitled to vote generally for the election of directors must be present at the meeting. Shares are counted as present at the meeting if (i) you are present online and vote at the meeting, or (ii) you have properly and timely submitted your proxy as described above under “How do I attend the Annual Meeting?” This is called a quorum. As of the close of business on March 23, 2026, 100,844,515 shares of Common Stock were outstanding and entitled to vote. Proxies received but marked as abstentions will be included in the calculation of the votes considered to be present at the meeting.

What is a “broker non-vote”?
A “broker non-vote” occurs when a broker lacks discretionary authority to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter. The rules of the New York Stock Exchange (“NYSE”) determine whether matters presented at the Annual Meeting are “routine” or “non-routine” in nature. The election of directors is considered a “non-routine” matter. The advisory vote to approve the Company’s executive compensation is considered a “non-routine” matter. Similarly, the vote to approve the Centuri Employee Stock Purchase Plan is considered a “non-routine” matter. Therefore, beneficial owners who hold their shares in street name must provide voting instructions to their brokers in order for their broker to vote their shares on these matters. As a result, if you do not instruct your broker on how to vote your shares, then your shares will not be voted on these proposals. We urge you to instruct your broker about how you wish your shares to be voted. The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2026 is considered a “routine” matter, and brokers will have discretionary authority to vote on this matter without any instruction from the beneficial owners.

What vote is required to approve each Proposal?
The nine nominees for director who receive the highest number of votes “FOR” their election will be elected as directors. This is called a “plurality vote.” The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the matter at the Annual Meeting will be required to (i) approve, on an advisory basis, the Company’s executive compensation, (ii) approve the Centuri Employee Stock Purchase Plan, and (iii) ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal 2026.

How are my votes counted?
•Election of Directors: You may vote “FOR ALL,” or “WITHHOLD ALL,” or “FOR ALL EXCEPT.” If you mark “FOR ALL,” your votes will be counted for all of the director nominees. Abstentions and any broker non-votes will not be counted as votes cast and will, therefore, have no effect on the election of directors.
•Advisory Vote to Approve Executive Compensation: You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the advisory vote to approve the Company’s executive compensation. The result of this vote is non-binding. However,

3	2026 Proxy Statement

the Board will consider the outcome of the vote when making future executive compensation decisions. Abstentions will have the same effect as a vote AGAINST this proposal, and broker non-votes will have no effect on the outcome of this proposal.
•Approval of the Centuri Employee Stock Purchase Plan: You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to approval of the Centuri Employee Stock Purchase Plan. Abstentions will have the same effect as a vote AGAINST this proposal, and broker non-votes will have no effect on the outcome of this proposal.
•Ratification of the selection of PricewaterhouseCoopers LLP: You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2026. Abstentions will have the same effect as a vote AGAINST this proposal, and broker non-votes will have no effect on the outcome of this proposal.

We will appoint an independent inspector of election in advance of the meeting to tabulate votes, to ascertain whether a quorum is present, and to determine the voting results on all matters presented to Company stockholders.

What if I do not vote for any or all of the matters listed on my Proxy Card?
As a stockholder of record, if you return a signed Proxy Card without indicating your vote on any or all of the matters to be considered at the Annual Meeting, your shares will be voted “FOR” the director nominees listed on the Proxy Card, “FOR” the approval of the advisory vote to approve executive compensation, “FOR” the approval of the Centuri Employee Stock Purchase Plan and “FOR” the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2026, if you have not voted otherwise on a particular proposal. With respect to any other matter that properly comes before the Annual Meeting, Gregory A. Izenstark and Jason S. Wilcock, the proxies designated by the Board and identified in the accompanying Proxy Card, will vote all proxies granted to them at their discretion.

Are proxy materials available online?
You can obtain complete copies of the Notice of 2026 Annual Meeting of Stockholders, this Proxy Statement and the 2025 Annual Report to Stockholders by logging on to www.proxyvote.com with the 16-digit control number found in the proxy materials previously distributed to you.

What happens if the Annual Meeting is postponed or adjourned?
If the Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted at the Annual Meeting.

Who is soliciting my proxy?
Your proxy is being solicited by the Board, and the Company will bear the entire cost of the proxy solicitation. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to you if your shares are held in “street name.” In addition, our directors, officers or employees may solicit proxies in person or by telephone, e-mail or facsimile. No additional compensation will be paid for such services.

How can I find out the results of the voting at the Annual Meeting?
We will report the voting results in a filing with the SEC on a Current Report on Form 8-K within four business days of the conclusion of the Annual Meeting.     If the official results are not available at that time, we intend to file a Form 8-K to publish the preliminary results within four business days after the Annual Meeting and file an additional Form 8-K to publish the final results within four business days after the final results are known to us.

What is “Householding”?
In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as “householding,” that permit us to deliver, in certain cases, only one Notice, Annual Report, or Proxy Statement, as applicable, to multiple stockholders sharing the same address, unless we have received contrary instructions from one or more of the stockholders. If you received a householded mailing this year and would like to have additional copies of the Notice, the Annual Report, Proxy Statement, or other proxy materials sent to you, please submit your request directed to our Corporate Secretary, Centuri Holdings, Inc., 19820 North 7th Avenue, Suite 120, Phoenix, Arizona 85027, or by telephone at (623) 582-1235. If you hold your stock in street name, you may revoke your consent to householding at any time by notifying your broker.

4	2026 Proxy Statement

If you are currently a stockholder sharing an address with another of our stockholders and wish to have your future proxy statements and annual reports householded, or your materials are currently householded and you would prefer to receive separate materials in the future, please contact our Corporate Secretary at the above address or telephone number.

5	2026 Proxy Statement

GOVERNANCE OF THE COMPANY

Board of Directors
Under the provisions of the Delaware General Corporation Law and the Company’s bylaws, the Company’s business, property and affairs are managed by or under the direction of the Board. The Board is kept informed of the Company’s business through discussions with the Chief Executive Officer (the “Chief Executive Officer” or the “CEO”) and other officers and by reviewing reports and other materials provided to it by management at the Board and committee meetings.

Director Independence
The Board assesses on a regular basis, and at least annually, the independence of directors and, based on the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), makes a determination as to which members are independent. The Board determines the independence of our directors by applying the independence principles and standards established by the NYSE and included in the Company’s Corporate Governance Guidelines. The Board determined that directors Dustin DeMaria, Julie A. Dill, Andrew W. Evans, Christopher A. Krummel, Anne L. Mariucci, Steven E. Nielsen and Charles R. Patton have no material relationships with the Company and are independent (the “Independent Directors”).

In making these determinations, the Board reviewed all transactions or relationships with the Company using a definition of “material relationships” that (i) includes the criteria listed in Section 303A of the listing requirements of the NYSE and (ii) includes, on a case-by-case basis, such other criteria that may be deemed to affect a director’s independence, including without limitation, relationships that would require disclosure under Item 404 of Regulation S-K (“Item 404”) of the Securities Exchange Act of 1934 (“Exchange Act”) and non-tariff transactions with the Company in excess of the Item 404 threshold. The definition of “material relationships” for directors on the Audit Committee of the Board (the “Audit Committee”) also includes the criteria listed in Section 10A(m)(3) of the Exchange Act. The definition of “material relationships” for directors serving on the Compensation Committee of the Board (the “Compensation Committee”) also includes the criteria listed in Section 16(b) of the Exchange Act. The independence criteria used are included in the Company’s Corporate Governance Guidelines, which are available on the Company’s website at www.centuri.com. The Board based its independence determination primarily on a review of the responses of the directors and officers to questions regarding employment and compensation history, affiliations and family relationships, discussions with directors, and a review of Company and subsidiary payment histories.

Controlled Company Status
The Company was previously a privately held subsidiary of Southwest Gas Holdings, Inc. (“Southwest Gas Holdings”) and qualified as a “controlled company” as defined under the corporate governance rules of the NYSE, and therefore it took advantage of exemptions from certain corporate governance requirements of the NYSE. Previously, Southwest Gas Holdings’ chief executive officer and director, Ms. Karen Haller, served as the Chair of the Board and a member of its Compensation Committee pursuant to the Company’s exemption from the NYSE requirement that the Board’s compensation committee must be composed of only independent directors. Subsequent to Southwest Gas Holdings’ ownership exit from the Company through a series of transactions that completed on September 5, 2025, the Company became a standalone company that no longer qualified as a “controlled company,” and was required to fully implement the corporate governance requirements of the NYSE within the applicable transition periods. As a result, the Board appointed Mr. Christopher Krummel as the independent Chair of the Board, effective September 15, 2025, replacing Ms. Haller, who has remained a member of the Board. Ms. Haller also resigned from the Board’s Compensation Committee on the same date.

Board Meetings
The Board meets regularly throughout the year and also holds special meetings from time to time. The Board held four regular meetings and five special meetings in 2025. During 2025, each member of the Board attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served.

Pursuant to the Corporate Governance Guidelines, the Company’s non-management directors are expected to meet in executive session at least four times per year, and its independent directors are expected to separately meet in a private session at least once annually. The director who presides at these meetings will be appointed by the non-management and independent directors, respectively.

Board Leadership Structure
The policy of the Board is that the role of Chair should be separate from that of the Chief Executive Officer. The Chair is appointed annually by the full Board following an in-depth assessment by the Nominating and Corporate Governance

6	2026 Proxy Statement

Committee regarding the needs of the Board and potential candidates for the position, and a recommendation to the Board by the Nominating and Corporate Governance Committee. The Board believes that this leadership structure is the appropriate structure for the Company because it aids the Board’s oversight of management. It is the Board’s intention to reappoint Mr. Krummel as Chair, subject to his reelection as a director at the Annual Meeting. As a member of the Board, Mr. Krummel may represent the Board in meetings with various constituencies, including investors. Prior consultation with Company management in these instances helps to ensure consistency and context for Board member communications.

The Board believes the structure described above provides strong leadership for the Board, while positioning the Chief Executive Officer as the leader of the Company for its investors, counterparties, employees and other stakeholders. The Board believes that the current structure helps ensure independent oversight of the Company and allows the Chief Executive Officer to focus his energies on management of the Company.

All members of the Board are independent, with the exception of Ms. Haller and Mr. Christian I. Brown, the Chief Executive Officer. A number of the independent Board members are currently serving or have served as directors or as members of senior management of other public companies and large institutions. The Board believes that the number of independent, experienced directors that make up our Board, along with the oversight of the Board by the non-executive Chair, benefits the Company and its stockholders.

The Board recognizes that in the event that the circumstances facing the Company change, a different leadership structure may be in the best interests of the Company and its stockholders.

Risk Oversight
Our management has day-to-day responsibility for assessing and managing our risk exposure and the Board and its committees oversee those efforts, with particular emphasis on the most significant risks facing the Company. Each committee will report to the full Board on a regular basis, including as appropriate with respect to the committee’s risk oversight activities.

Board/Committee	Primary Areas of Risk Oversight
Full Board
Risks associated with the Company’s strategic plan, acquisition and capital allocation program, capital structure, liquidity, organizational structure and other significant risks, and overall risk assessment and risk management policies.

Audit Committee	Risks related to financial controls, legal and compliance risks and major financial, privacy, security (including cybersecurity and data privacy), operational and business continuity risks.
Compensation Committee	Risks associated with compensation policies and practices.
Nominating and Corporate Governance Committee	Risks related to corporate governance and management of the Board.

Analysis of Risk in Company Executive Compensation Policies
Formally on an annual basis, and in its execution and consideration of compensation plans, Company management reviews, analyzes and considers whether the Company’s compensation policies and practices encourage unnecessary or excessive risk taking that is reasonably likely to have a material adverse effect on the Company. One of the primary purposes of this review is to ensure that the Company’s incentive compensation programs do not inappropriately encourage unnecessary or excessive risk taking at any level in the organization that would be reasonably likely to have a material adverse effect on the Company. The Compensation Committee oversees the risk review process. In 2025, management concluded, after discussion with the Compensation Committee, that the Company’s compensation policies and practices do not encourage executives or other employees to take inappropriate risks that are reasonably likely to have a material adverse effect on the Company.

Cybersecurity Oversight
Cybersecurity risk is overseen by the Board along with subject matter experts within the Company. It is a priority regularly addressed by the Board with the relevant functional leaders of the Company. The Board receives regular cybersecurity briefings from the Company’s Vice President of Information Technology, who has operational oversight over the cybersecurity program. During each of its regularly scheduled committee meetings, the Audit Committee discusses with management and auditors the Company’s guidelines and policies with respect to risk assessment and management, which encompass cybersecurity program areas of emphasis, data privacy and security, business continuity, and operational risks, and provides relevant updates.

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Quarterly, the Vice President of Information Technology provides a formal cybersecurity update to the Company’s Chief Legal & Administrative Officer highlighting relevant key metrics, events, efforts, risks, and risk mitigation activities. The Board receives these updates so that it can ensure the proper oversight and management of the cybersecurity program and awareness of current and emerging cybersecurity threats to the Company.

Sustainability
We advance sustainability by integrating corporate responsibility values into every area of our business, as well as embedding them within our governance structure. Responsibility for sustainability oversight rests with the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee receives regular reports from management about sustainability performance and policies, and ensures compliance with applicable laws and regulations. The Nominating and Corporate Governance Committee reports to the Board on the Company’s sustainability initiatives and strategies.

Sustainability is ingrained in our business operations. Our vision for building a sustainable business is guided by six guiding principles: ensure the safety of our employees and communities; maintain high standards for environmental stewardship; foster a positive impact in the communities in which we live and work; contribute to a sustained local economy by creating jobs and growing business; bring our differentiated expertise to every quality project we deliver; and maintain an inclusive, fair, and welcoming work environment. We regularly engage our various stakeholder groups to ensure our business processes align with their most pressing concerns while supporting our core business strategy. We track and measure an established set of sustainability performance metrics to help us understand and report our overarching impact.

An overview of our sustainability efforts and associated metrics can be found in the Company’s sustainability report, which is published annually and available at www.centuri.com/sustainability. The information on our website and sustainability report does not constitute a part of, and is not incorporated by reference into, this Proxy Statement or any other document we file with (or furnish to) the SEC, whether made before or after the date of this Proxy Statement.

Committees of the Board
The standing committees of the Board are the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The table below shows the directors who are currently members or chairs of each committee.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Dustin DeMaria			✓
Julie A. Dill	Chair		✓
Andrew W. Evans	✓	Chair
Christopher A. Krummel	✓		✓
Anne L. Mariucci		✓	Chair
Charles R. Patton	✓	✓

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Audit Committee Meetings Held in 2025: 9
Separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The committee meets periodically with management to consider, among other things, the adequacy of the Company’s internal control and financial reporting. The committee also discusses these matters with the Company’s independent registered public accounting firm, internal auditors and Company financial personnel. The Board has determined that directors Julie A. Dill, Andrew W. Evans and Christopher A. Krummel each qualifies as an “audit committee financial expert,” as the term is defined in Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act.

Compensation Committee Meetings Held in 2025: 4
Responsible for determining Chief Executive Officer compensation and making recommendations to the Board annually on such matters as executive compensation and benefits and director compensation and benefits. The committee’s responsibilities, as outlined in its charter, can be delegated to subcommittees made up of committee members. The committee receives recommendations from management on the amount and form of executive and director compensation, and the committee has the ability to directly employ consultants to assess the executive compensation program and director compensation. The committee is also responsible for the “Compensation Committee Report” and related disclosures contained in this Proxy Statement. Administration of the Company’s clawback policy is the responsibility of the Compensation Committee.

Nominating and Corporate Governance Committee Meetings Held in 2025: 4	Responsible for making recommendations to the Board regarding nominees to be proposed for election as directors; evaluating the Board’s size, composition and classification; developing criteria for the selection of directors; and overseeing our environmental, social and governance (“ESG”) initiatives. The committee will consider director candidates suggested by stockholders. The process for selecting directors is addressed in more detail below under the caption “Selection of Directors.” The committee is responsible for developing and recommending to the Board corporate governance guidelines, reviewing such guidelines annually and implementing and monitoring compliance with the Company’s Code of Business Conduct and Ethics.
The charters for the Audit, Compensation and Nominating and Corporate Governance Committees, the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics that applies to all employees, officers and directors are available on the Company’s website at www.centuri.com. Any amendments to the Company’s Code of Business Conduct and Ethics or waivers of it for our directors and executive officers will be posted on our website at www.centuri.com promptly to the extent required by law. The information on our website is not part of this Proxy Statement and is not incorporated into any of our filings made with the SEC. Print versions of these documents are available to stockholders upon request directed to the Corporate Secretary, Centuri Holdings, Inc., 19820 North 7th Avenue, Suite 120, Phoenix, Arizona 85027.

Insider Trading Policy
The Board has adopted insider trading policies and procedures governing the purchase, sale and/or any other disposition of the Company’s securities and material non-public information that are reasonably designed to promote compliance with insider trading laws, rules, regulations, and applicable NYSE standards. Our Insider Trading Policy applies to the Company’s directors, officers, employees and to their immediate family members, as well as certain of the Company’s contractors and consultants who have access to material nonpublic information. Our Insider Trading Policy has been filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025.

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Selection of Directors
We believe the Board should be comprised of individuals with varied backgrounds, who possess certain core competencies, some of which may include broad experience in business, finance or administration and familiarity with national and international business matters. Additional factors that will be considered in the selection process include the following:
•personal and professional integrity and character;
•prominence and reputation in his or her profession;
•skills, knowledge and expertise (including business or other relevant experience) that in aggregate are useful and appropriate in overseeing and providing strategic direction with respect to our business and serving the long-term interests of our stockholders;
•the capacity and desire to represent the interests of the stockholders as a whole; and
•availability to devote sufficient time to the affairs of the Company.

The Nominating and Corporate Governance Committee takes many factors into consideration as it selects the director nominees for approval by the Board. The Nominating and Corporate Governance Committee does not assign a specific weight to any one factor. The Board Skills and Composition Matrix below enumerates certain qualifications and factors regarding the Board’s nominees.

The Nominating and Corporate Governance Committee has an ongoing program for identifying and evaluating potential director candidates. In the director candidate search process, the Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, and may also engage a professional search firm when appropriate. In addition, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others when seeking director candidates. As candidates are identified, their qualifications are reviewed in light of the selection criteria outlined above. Whether any of such candidates are selected depends upon the current Board composition, the dynamics of the Board and the ongoing requirements of the Company (see “Board Evaluation and Director Succession Planning” below).

In its discretion, the Nominating and Corporate Governance Committee will also consider recommendations of qualified nominees by stockholders by evaluating the same factors as described above.

In addition to the process described above, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must meet certain deadlines established by our bylaws and provide certain information required by our bylaws. For a description of the process for nominating directors in accordance with our bylaws, see “Stockholder Proposals for the Next Annual Meeting.”

Board Evaluation and Director Succession Planning
In accordance with the Company’s Corporate Governance Guidelines, the Board and its committees conduct annual self-evaluations of their performance to determine whether they are functioning effectively. The Nominating and Corporate Governance Committee oversees the annual evaluation of the Board’s performance, whereas each committee reports annually to the Board with an assessment of its performance. As part of the Board’s self-evaluation process, the directors consider various topics relating to Board composition, structure, effectiveness and responsibilities, as well as the overall mix of director skills, experience and backgrounds. The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee self-evaluation processes are led by their respective committee chairs, as provided in the committee charters. Each committee performance evaluation includes a review of the committee charter to consider the necessity and appropriateness of changes.

We expect that annual evaluations are likely to be a key component of the director nomination process and director succession planning. In planning for succession, the Nominating and Corporate Governance Committee and the Board consider the results of Board evaluations, as well as other appropriate information, including the overall mix of tenure and experience of the Board, the types of skills and experience desirable for future Board members and the needs of the Board and its committees at the time.

Given the importance of recruiting qualified, independent individuals to serve as directors of the Company, the Board believes that it is prudent to conduct a dedicated search for potential director candidates in order to preserve the high quality of the Board and maintain its breadth of experience. Ms. Mariucci is the current chairperson of the Nominating and Corporate Governance Committee, which is responsible to lead the execution of our succession plans over the course of the next several years.

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Stockholder Engagement
The Company believes that maintaining an active dialogue with our stockholders is of utmost importance in delivering sustainable, long-term value for our stockholders. Since the closing of Centuri’s initial public offering on April 22, 2024 (the “Centuri IPO”), the Company’s Investor Relations group has engaged with stockholders on a variety of topics to ensure the Company addresses questions and concerns, seeks input, and provides perspective on the Company’s policies and practices. Feedback gathered from this outreach is regularly reviewed and considered by the Board and is reflected in adjustments and enhancements made to the Company’s policy and practices, particularly with regard to executive compensation and Company subsidiary structure. The Company also frequently participates in industry related investor conferences and engages with wall street research analysts. The Company highly values the time spent with stockholders and actively seeks to increase transparency and to better understand stockholder views on key issues.

Director Attendance at Annual Meetings
We strongly support and encourage each member of the Board to attend our annual meeting of stockholders. We expect all of the nine director nominees to attend the Annual Meeting.

Communications with Directors
Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the Audit, Nominating and Corporate Governance, and Compensation Committees, or to the Independent Directors as a group, may do so by addressing such communications or concerns to the Corporate Secretary of the Company, Centuri Holdings, Inc., 19820 North 7th Avenue, Suite 120, Phoenix, Arizona 85027, who will forward such communications to the appropriate party. Such communications may be made confidentially or anonymously. Advertisements, solicitations for business, requests for employment, requests for contributions, or other inappropriate material will not be forwarded to our directors.

Executive Officers
The following table sets forth the name, age, position and period the position was held during the last five years for each of the executive officers as of March 23, 2026. There are no family relationships between the directors and executive officers.

Name	Age	Position	Period Position Held During Last 5 Years
Christian I. Brown	56	President and Chief Executive Officer	December 2024 - Present
Gregory A. Izenstark	46	Executive Vice President, Chief Financial Officer	February 2024 - Present
		Senior Vice President, Interim Chief Financial Officer	November 2023 - February 2024
		Senior Vice President, Chief Accounting Officer	September 2021 - November 2023
		Vice President, Corporate Controller	January 2018 - September 2021
Jason S. Wilcock	48	Executive Vice President, Chief Legal & Administrative Officer and Corporate Secretary	July 2023 - Present
		Executive Vice President, General Counsel and Corporate Secretary	August 2018 - July 2023

Christian I. Brown. Mr. Brown has served as our President, Chief Executive Officer and Director since December 2024. His biography is included with those of the rest of our director nominees under the section “Election of Directors” below.

Gregory A. Izenstark. Mr. Izenstark has served as our Executive Vice President and Chief Financial Officer since February 2024. Prior to assuming this role, Mr. Izenstark served as our interim Chief Financial Officer beginning in November 2023. Mr. Izenstark initially joined the Company as the Corporate Controller in July 2014 before assuming the positions of Senior Vice President and Chief Accounting Officer in September 2021. Prior to his tenure at the Company, Mr. Izenstark held the position of Manager of Financial Reporting at CF Industries (NYSE: CF) from October 2008 until August 2013 before being promoted to Director of Financial Reporting, a position that Mr. Izenstark held from August 2013 until July 2014. Mr. Izenstark holds a B.S. in Accounting from Bradley University and an M.B.A. from the Lake Forest Graduate School of Business. Mr. Izenstark is also a licensed Certified Public Accountant.

Jason S. Wilcock. Mr. Wilcock has served as our Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary since July 2023. Prior to that, Mr. Wilcock served as our Executive Vice President, General Counsel and Corporate Secretary since August 2018. Mr. Wilcock joined Centuri in September 2015 as Assistant General Counsel before being promoted to Deputy General Counsel in January 2017. Prior to joining Centuri, Mr. Wilcock held various roles at Southwest Gas Corporation, including Senior Counsel, a position he held from April 2011 to November 2013, and Associate

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General Counsel, a position he held from November 2013 to September 2015. Prior to joining Southwest Gas Corporation in April 2011, Mr. Wilcock practiced law in the private sector in Nevada and Utah beginning in September 2005. Mr. Wilcock holds a B.S. in Accounting from Utah State University and a Juris Doctorate degree from Gonzaga University School of Law.

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Securities Ownership by Directors, Director Nominees, Named Executive Officers, and Certain Beneficial Owners
Directors, Director Nominees and Named Executive Officers. The following table discloses all Common Stock beneficially owned by the Company’s directors, the nominees for director and the named executive officers (“NEOs”) of the Company, as of March 23, 2026.

Directors, Nominees & Executive Officers	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Outstanding Common Stock

Christian I. Brown(2)	37,167	*
Gregory A. Izenstark	39,940	*
Jason S. Wilcock	31,259	*
James W. Connell Jr.(3)	38,191	*
Dustin DeMaria	—	—
Julie A. Dill	20,242	*
Andrew W. Evans	14,242	*
Karen S. Haller	26,242	*
Christopher A. Krummel	16,742	*
Anne L. Mariucci	85,642	*
Steven E. Nielsen	—	—
Charles R. Patton	25,242	*
All Directors and Officers (12 individuals)	334,909	*
*Represents less than 1% of the issued and outstanding shares of Common Stock as of March 23, 2026. Our shares of Common Stock outstanding at March 23, 2026 were 100,844,515.

(1)Unless otherwise noted, all shares are owned directly, and the owner has the right to vote the shares, except for shares that officers and directors have the right to acquire through any RSUs held as of March 23, 2026, or within 60 days thereafter, as follows: each of Dill, Evans, Haller, Krummel, Mariucci and Patton has the right to acquire 7,338 shares (or 44,028 shares in total) of Common Stock. As of March 23, 2026, no directors or executive officers had any shares pledged as security.
(2)Includes 33 shares of Common Stock held by Mr. Brown's son. Mr. Brown disclaims beneficial ownership of these shares.
(3)Mr. Connell is the Company’s former Executive Vice President, Chief Commercial and Strategy Officer. Mr. Connell resigned from the Company on January 31, 2026.

Beneficial Owners. The following table discloses all Common Stock beneficially owned by anyone that the Company believes beneficially owns more than 5% of the Company’s outstanding shares of Common Stock based solely on the Company’s review of filings with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Common Stock as of March 23, 2026
Icahn Enterprises L.P.(1) 19820 North 7th Avenue Suite 120, Phoenix, Arizona 85027	14,336,044	14.2%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	7,958,216	7.9%
FMR LLC(3) 245 Summer Street, Boston, Massachusetts 02210	5,049,377	5.0%
(1)According to Schedule 13D filed on November 13, 2025, Icahn Enterprises L.P. and Carl C. Icahn have 14,336,044 shares with sole voting power, no shares with shared voting power, 14,336,044 shares with sole dispositive power, and no shares with shared dispositive power.
(2)According to Amendment No. 1 to Schedule 13G filed on January 30, 2026, The Vanguard Group had no shares with sole voting power, 679,482 shares with shared voting power, no shares with sole dispositive power and 7,958,216 shares with shared dispositive power. On March 26, 2026, The Vanguard Group, Inc. filed Amendment No. 2 to Schedule 13G indicating that, due to an internal realignment and in accordance with SEC Release No. 34-39538, certain subsidiaries or business divisions thereof will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group, Inc.. As a result, beneficial ownership will be attributed to certain subsidiaries of The Vanguard Group, Inc. and The Vanguard Group, Inc. no longer has, or is deemed to have, beneficial ownership of such securities.
(3)According to Amendment No. 3 to Schedule 13G filed on November 4, 2025, FMR LLC and Abigail P. Johnson have 5,038,698 shares with sole voting power, no shares with shared voting power, 5,049,376.79 shares with sole dispositive power, and no shares with shared dispositive power.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures with Respect to Related Person Transactions
The Company has a written policy detailing the procedures for the review, approval or ratification of any transaction involving more than $120,000 between the Company and any director or officer of the Company, any director nominee, any person who is the beneficial owner of more than 5% of the Common Stock, or any immediate family members of the foregoing (each, a “Related Person”), who had a direct or indirect material interest (the “Related Person Transactions”) in said transaction. In accordance with the written policy and pursuant to the Corporate Governance Guidelines, any potential Related Person Transaction, including transactions that involve less than $120,000, must first be reported to the Chief Legal & Administrative Officer of the Company and reviewed by the Audit Committee. Each of the agreements between us and Southwest Gas Holdings that was entered into prior to the completion of the Centuri IPO was not subject to the terms of such policy. However, to the extent any such transaction is materially amended, then the Audit Committee is required to review and approve such transaction.

The Audit Committee will approve and ratify the Related Person Transaction only if the committee determines that the transaction is not inconsistent with the best interests of the Company and may, in its discretion, impose any conditions it deems appropriate on the Company or the Related Person in connection with the Related Person Transaction.

Each transaction with a related person is unique and must be assessed on a case-by-case basis. In determining whether or not to approve, the Audit Committee considers all of the relevant facts and circumstances available to the committee, including without limitation:
•The Related Person’s interest in the proposed transaction;
•The approximate dollar value of the amount involved in the proposed transaction;
•The approximate dollar value of the amount of the Related Person’s interest in the proposed transaction without regard to the amount of any profit or loss;
•Whether the transaction is proposed to be, or was, undertaken in the ordinary course of business of the Company;
•Whether the transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
•The purpose of, and the potential benefits to the Company from, the transaction;
•The impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; and
•Any other information regarding the transaction or the Related Person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Certain Relationships and Related Person Transactions
We describe below transactions and series of similar transactions, since the beginning of our last full fiscal year or currently proposed, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, which are described under “Executive Compensation” and “Director Compensation” below.

Relationship with Southwest Gas Holdings

Relationships with Southwest Gas Holdings and Southwest Gas Corporation

Prior to the completion of the Centuri IPO, through a series of steps, Southwest Gas Holdings transferred to us substantially all of the assets and liabilities of Centuri Group’s business (the “Separation”). Immediately following the completion of the Centuri IPO, Southwest Gas Holdings beneficially owned approximately 81.0% of our outstanding shares of Common Stock. Southwest Gas Holdings fully divested all of its remaining ownership interest in the Company on September 5, 2025, and therefore relinquished all the governance rights originally afforded to it under the Separation Agreement it had with the Company, dated April 11, 2024 (the “Separation Agreement”). We continue to perform various construction services for Southwest Gas Corporation, a wholly owned subsidiary of Southwest Gas Holdings.

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In addition, Ms. Haller, a member of our Board, has an indirect interest in transactions involving Southwest Gas Holdings due to her positions as the President, Chief Executive Officer of Southwest Gas Holdings. Ms. Haller has announced that she will be retiring from her positions as the President and Chief Executive Officer of Southwest Gas Holdings and Chief Executive Officer of Southwest Gas Corporation, effective May 8, 2026, and from her position as director of Southwest Gas Holdings and Southwest Gas Corporation, effective as of the conclusion of Southwest Gas Holdings' annual meeting of stockholders on May 7, 2026, and that she plans to serve as an advisor to Southwest Gas Holdings following her resignation through December 31, 2026.

Approximately $97.6 million of our revenue for the fiscal year ended December 28, 2025 (“fiscal 2025”) was related to contracts with Southwest Gas Corporation. We recognized gross profit related to the Southwest Gas Corporation revenue of $6.6 million in fiscal 2025. Approximately $11.9 million of our accounts receivable, $0.7 million of contract assets and no significant contract liabilities were related to contracts with Southwest Gas Corporation as of December 28, 2025.

Additionally, certain costs incurred by Southwest Gas Holdings have been allocated to us pursuant to the Separation Agreement, which are settled in cash during the normal course of operations. For fiscal 2025, we recorded a de minimis value of such allocated costs.

Tax Matters Agreement

On April 11, 2024, in connection with the Separation and prior to the completion of the Centuri IPO, we entered into a Tax Matters Agreement with Southwest Gas Holdings that governs the parties’ respective rights, responsibilities and obligations in connection with the Separation with respect to taxes, including taxes arising in the ordinary course of business, and taxes, if any, incurred as a result of the failure of a tax-free distribution to Southwest Gas Holdings and its stockholders (the “Distribution”) (and certain related transactions), if effected, to qualify for tax-free treatment for U.S. federal income tax purposes (the “Tax Matters Agreement”).

The Tax Matters Agreement generally requires us to be responsible and to indemnify Southwest Gas Holdings for all taxes relating to the utility infrastructure services business for all periods.

In addition, the Tax Matters Agreement requires us to indemnify Southwest Gas Holdings for any taxes (and certain related losses) resulting from the failure of the Distribution and related transactions to qualify for their intended tax treatment, where such taxes result from breaches of covenants and representations we make in the Tax Matters Agreement or certain prohibited actions we take after the Distribution that give rise to these taxes. Southwest Gas Holdings has the exclusive right to control the conduct of any audit or contest relating to Distribution-related taxes, but we have notification, information and comment rights regarding any such audit or contest to the extent that we could be liable for any resulting taxes under the Tax Matters Agreement.

The Tax Matters Agreement imposes certain restrictions on us and our subsidiaries (including restrictions on share issuances, redemptions, mergers or other business combinations, sales of assets and similar transactions) that are intended to preserve the ability of Southwest Gas Holdings to effectuate the Distribution and related transactions in a tax-free manner. In the event that the Distribution and/or related transactions fail to qualify for their intended tax treatment due to any prohibited action or omission by us, our stockholders or any of our subsidiaries, we would generally be required to indemnify Southwest Gas Holdings for the resulting taxes under the Tax Matters Agreement. For example, if we or our stockholders were to engage in transactions that resulted in a 50% or greater change (by vote or value) in the ownership of our stock during the four-year period beginning on the date that is two years before the date of the Distribution and ending on the date that is two years after the Distribution, the Distribution may be taxable to Southwest Gas Holdings, and we generally would be required to indemnify Southwest Gas Holdings for the tax on such gain and related expenses.

Under the Tax Matters Agreement, the restrictions described in the preceding paragraph generally will apply for two years following the Distribution date, if the Distribution is effected (or, if earlier, the date that Southwest Gas Holdings determines to no longer pursue the Distribution or determines it is no longer possible to implement the Distribution on a basis that is tax-free to Southwest Gas Holdings and its stockholders).

Unutilized Tax Assets Settlement Agreement

On February 24, 2025, we entered into an Unutilized Tax Assets Settlement Agreement with Southwest Gas Holdings (the “Tax Assets Agreement”). The Tax Assets Agreement addresses our arrangements with Southwest Gas Holdings with respect to

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certain unutilized tax assets (the “Tax Assets”) that we have retained following the deconsolidation from Southwest Gas Holdings for purposes of U.S. federal and relevant state income tax laws. Under the terms of the Tax Assets Agreement, the balance of the Tax Assets at tax deconsolidation, subject to true-up, and including the impact of any payments or deemed payments made by Southwest Gas Holdings in respect of the Tax Assets were treated as deemed capital contributions and recorded within additional paid-in capital, which resulted in an increase in Southwest Gas Holdings’ basis in its ownership of our Common Stock. The deemed capital contributions did not require any cash payment from us and had no impact on our liquidity or financial condition. As Southwest Gas Holdings no longer owns shares of our Common Stock, the Company will no longer be included in Southwest Gas Holdings’ U.S. federal and state income tax returns. However, Tax Assets allocated to the Company remain subject to true-up until after Southwest Gas Holdings’ U.S. federal and state tax returns for tax year 2025 are filed, with any changes after deconsolidation impacting the consolidated statements of operations.

Relationship with Entities Affiliated with Carl C. Icahn

Private Placement with the Company

On November 11, 2025, we entered into a common stock purchase agreement (the “Private Placement Agreement”) with Icahn Partners LP and Icahn Partners Master Fund LP, investment entities affiliated with Carl C. Icahn (collectively, the “Icahn Investors”), pursuant to which we issued and sold approximately $75 million of shares of our Common Stock (the “Centuri Private Placement Shares”) to the Icahn Investors in a transaction exempt from registration under the Securities Act (the “Centuri Private Placement”) at a price per share and on terms as offered to the public in a concurrent underwriter offering of our Common Stock. The Private Placement Agreement contains customary representations, warranties, covenants, and other obligations of the parties. The representations, warranties and covenants contained in the Private Placement Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Registration Rights

In connection with the Centuri Private Placement and certain other private placements by Southwest Gas Holdings (collectively, the “Private Placements”) of shares of our Common Stock (such shares of Common Stock, together with the Centuri Private Placement Shares, the “Private Placement Shares”) to the Icahn Investors in transactions exempt from registration under the Securities Act, we granted the Icahn Investors certain resale registration rights with respect to the Private Placement Shares, as set forth in three separate Registration Rights Letter Agreements by and among the Company and the Icahn Investors (collectively, the “Icahn Registration Rights Agreements”). Pursuant to the Icahn Registration Rights Agreements, subject to certain circumstances, the Company agreed to register the resale of the Private Placement Shares no later than the 181st day following the date of closing of each Private Placement. The Icahn Investors will be permitted to make sales of Common Stock from time to time under a resale registration statement but do not have rights to demand underwritten offerings or “piggyback” registration.

Riggs Distler Management Interest in Drum

In November 2021, certain members of the management team of our subsidiary, Riggs Distler, acquired a 1.42% interest in Drum Parent LLC, the former parent company of Riggs Distler. Effective January 2027 and each calendar year thereafter or upon the occurrence of certain trigger events, we have the right, but not the obligation, to purchase all of the interest held by the noncontrolling party at fair value. If we do not exercise our rights in accordance with this timeline, or upon the occurrence of certain other triggering events, the noncontrolling party has the ability, but not the obligation, to exit their investment retained by requiring us to purchase all of their outstanding interest. The outstanding noncontrolling interest is not subject to minimum purchase provisions and, following the eligibility date for the election, they do not expire. The redemption price represents the fair value of the ownership interest to be redeemed on the redemption date under the terms of the agreement. A portion of the redeemable noncontrolling interest acquired was funded through promissory notes made to noncontrolling interest holders bearing interest at the prime rate plus 2%. The promissory notes are payable by the noncontrolling interest holders upon certain triggering events including, but not limited to, termination of employment or the redemption of any interest under the agreement.

The remaining noncontrolling interest in Drum outstanding as of December 28, 2025 was 0.80%.

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ELECTION OF DIRECTORS
(Proposal 1 on the Proxy Card)

The Board Recommends a Vote “FOR” each of the Nominees Named Below

General
The authorized number of directors is currently fixed at nine. At our Annual Meeting, stockholders will elect directors to hold office until the next annual meeting of stockholders or until their successors shall be elected and duly qualified.

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Christian I. Brown, Dustin DeMaria, Julie A. Dill, Andrew W. Evans, Karen S. Haller, Christopher A. Krummel, Anne L. Mariucci, Steven E. Nielsen and Charles R. Patton to serve as directors of the Company. The Board has determined that Dustin DeMaria, Julie A. Dill, Andrew W. Evans, Christopher A. Krummel, Anne L. Mariucci, Steven E. Nielsen and Charles R. Patton are Independent Directors under the applicable rules of the NYSE. If any nominee for any reason is unable or unwilling to serve, the proxies may be voted for such substitute nominee as the proxy holder may determine, unless the Board, in its discretion, reduces the number of directors serving on the Board.

Vote Required
Pursuant to the Company’s bylaws, a director nominee is elected only if they receive a plurality of the votes cast with respect to their election. As a result, the nine nominees for director who receive the highest number of votes “FOR” election will be elected as directors, and any shares not voted “FOR” a particular candidate, whether as a result of a “WITHHOLD” vote or broker non-vote, will not be counted in such candidate’s favor.

Names, Qualifications and Reasons for Selection of Nominees
The director nominees, as outlined below, possess skills, knowledge and expertise that are useful in overseeing and providing strategic direction with respect to our business and in serving the long-term interests of our stockholders, and they have significant expertise in the industries that matter most to our business. The director nominees have also demonstrated personal integrity and strong leadership while overseeing our first year as a public reporting company. In the aggregate, they bring a diversity of skills, knowledge and expertise and are able to challenge management. We believe that the director nominees’ skills and experience, including their combined knowledge of financial, legal and regulatory matters, enhance the Board’s ability to make decisions that create stockholder value. The table below lists some of the skills and experiences that we consider important for our director nominees in light of our current business strategy and structure. The director nominees’ biographies note their relevant experience, qualifications and skills relative to the list below.

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Board Skills and Composition Matrix
The following matrix sets forth the board members’ experience, skills, expertise and demographic background as of March 23, 2026.

	Brown	DeMaria	Dill	Evans	Haller	Krummel	Mariucci	Nielsen	Patton
Experience, Skills, Expertise
Public Company Board Service	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Executive Officer	✓		✓	✓	✓	✓	✓	✓	✓
Legal/Regulatory				✓	✓		✓
Finance/Accounting		✓	✓	✓	✓	✓	✓	✓
Energy Utility	✓	✓	✓	✓	✓			✓	✓
Construction	✓				✓	✓	✓	✓
Technology/Cybersecurity			✓			✓		✓	✓
ESG				✓	✓		✓
Operations Responsibility	✓	✓	✓	✓	✓	✓	✓	✓	✓
Demographic Background
Age	56	36	66	59	62	58	68	63	66
Male	M	M		M		M		M	M
Female			F		F		F
African American									✓
Caucasian	✓	✓	✓	✓	✓	✓	✓	✓
Asian
Hispanic/Latino

18	2026 Proxy Statement

The names of the nominees, their principal occupation and the Board’s reasons for their selection are set forth below.

Christian I. Brown

President and Chief Executive Officer Centuri Holdings, Inc.

Director Since: 2024

Board Committees: None

Qualifications, Skills and Experience: The Board determined that Mr. Brown should serve as a director because, as President and Chief Executive Officer of the Company, he has a unique understanding of the Company’s businesses, customers, end markets, supply chains, operations, talent development, policies and internal functions through his service in a wide range of management roles. Mr. Brown also brings experience leading large, complex organizations through periods of significant evolution and growth in the energy and industrial sectors.

Mr. Brown has served as the President and Chief Executive Officer of the Company and a member of the Board since December 2024. Prior to joining the Company, he served as the Chief Executive Officer of EnerMech, a global energy and infrastructure services company, from 2020 to 2024. During his tenure, he successfully led the company through significant operational change, creating and delivering a new global One EnerMech strategy, which included diversifying the business into new high growth end markets. From 2011 to 2014, Mr. Brown was the Chief Executive Officer and Executive Director of Kentz Engineers & Constructors, a FTSE 250 listed company. Under his leadership, Kentz’s revenues grew from $700 million to $3.9 billion, and the company was successfully sold to SNC-Lavalin in 2014. Post-acquisition, he served as President of the Oil & Gas division and Corporate Development Officer at SNC-Lavalin, where he led the $3.8 billion acquisition and integration of Atkins PLC, delivering significant cost savings and operational synergies. Earlier in his career, Mr. Brown held various senior roles at Foster Wheeler Corporation and KBR, where he managed large-scale services and projects businesses within energy and infrastructure across multiple regions, including North America, Europe, Africa, and the Middle East. His strategic leadership and business development skills were instrumental in driving growth and securing major contracts.

Mr. Brown holds an MBA from Henley Management College, was awarded a Fellowship from the ECITB, and has a High National Diploma in Mechanical Engineering from the University of Hull. He is a registered Professional Engineer with the Engineering Council in the United Kingdom and a member of the Association for Project Management.

19	2026 Proxy Statement

Dustin DeMaria

Senior Analyst
Icahn Enterprises L.P. and Icahn Capital LP
Director Since: 2025

Board Committees: Nominating and Corporate Governance

Qualifications, Skills and Experience: The Board determined that Mr. DeMaria should serve as a director of the Company due to his experience in the energy and utilities industries and his strong financial and operational background.

Mr. DeMaria has served as a member of the Board since November 2025. Mr. DeMaria is a Senior Analyst at Icahn Enterprises L.P. and Icahn Capital LP (collectively with certain affiliates thereof, “IEP”), which he joined in 2022. Prior to his position at IEP, Mr. DeMaria served as a Director at Zipari, a portfolio company of Thoma Bravo. Prior to Zipari, Mr. DeMaria worked as an investment banking associate at Moelis & Company from 2019 to 2021. Mr. DeMaria has served as a director of CVR Energy, Inc. since March 2024, and Viskase Companies, Inc. since March 2023. IEP, CVR Energy and Viskase are indirectly controlled by Mr. Carl C. Icahn.

Mr. DeMaria received a Master of Business Administration from the S. C. Johnson College of Business at Cornell University and a Bachelor of Business Administration from Roanoke College.

20	2026 Proxy Statement

Julie A. Dill

Former Executive Spectra Energy Corp.
Director Since: 2024

Board Committees: Audit (Chair), Nominating and Corporate Governance

Qualifications, Skills and Experience: The Board determined that Ms. Dill should serve as a director of the Company due to her more than 35 years of experience in the energy industry, including in Canada, as well as her strong financial background. Ms. Dill also brings her experience working with the Company through her service on the Centuri Advisory Board.

Ms. Dill has served as a member of the Board since the Centuri IPO and served on the Company’s advisory board between 2018 and 2024. Ms. Dill has a wealth of experience in the energy sector, having served in a number of executive capacities in the natural gas and power industries. Most recently, Ms. Dill served as the Chief Communications Officer of Spectra Energy Corp. (Spectra) from 2013 until the completion of Spectra’s merger with Enbridge, Inc. early in 2017. Previously, Ms. Dill served as the Group Vice President of Strategy for Spectra and the President and CEO of Spectra Energy Partners, LP from 2012 until 2013. Prior to that, Ms. Dill served as President of Union Gas Limited in Ontario, Canada from 2007 to 2011. Over her career, Ms. Dill also served in various financial and operational roles with Duke Energy, Duke Energy International, and Shell Oil Company.

Ms. Dill was an independent director of QEP Resources, Inc. from May 2013 to March 2021 and served as a non-executive director of Inter Pipeline Ltd. from May 2018 to August 2021. In May 2018, she joined the board of Rayonier Advanced Materials Inc. (NYSE: RYAM), where she serves as a non-executive director, and in September 2021 she became a non-executive director of Sterling Infrastructure Inc. (NASDAQ: STRL). In April 2019, she joined the board of Southern Star Central Gas Pipeline Company. In addition, she is a member of the Advisory Council for the College of Business and Economics at New Mexico State University and participates on the Community Relations Committee of the board of Memorial Hermann Hospital in Houston, Texas.

Ms. Dill was named one of the most powerful businesswomen in Texas in 2016 and one of the top 50 most powerful women in oil and gas in both 2014 and 2015. She was also selected as the Ontario Energy Leader of the Year in 2010, as well as the Distinguished Alumni for the College of Business at New Mexico State University that same year. In addition, she was inducted into the College of Business Hall of Fame in 2000 and selected as one of the top 50 Women in Energy in 2002. In Canada, Ms. Dill spent time as chair for both the Canadian Gas Association and the Ontario Energy Association. Ms. Dill represented Canada on the American Gas Association and ran the Safety committee of the AGA.

Ms. Dill holds a Bachelor of Administration degree from New Mexico State University and is a graduate of the Harvard Business School Advanced Management Program. Ms. Dill has also earned her CERT Certificate in Cybersecurity from Carnegie Mellon University and received her NACD Directorship Certification.

21	2026 Proxy Statement

Andrew W. Evans

Retired Utility Company Executive Southern Company
Director Since: 2024

Board Committees: Compensation (Chair), Audit

Qualifications, Skills and Experience:
The Board determined that Mr. Evans should serve as a director due to his broad knowledge of the utility industry and his experience with enterprise risk management. He also was Chief Executive Officer and Chief Financial Officer for publicly traded natural gas and electrical utilities.

Mr. Evans has served as a member of the Board since the completion of the Centuri IPO. Mr. Evans is the retired Chief Financial Officer of Southern Company, an electrical and natural gas utility holding company. He served as Chief Financial Officer from 2018 to 2021, with responsibility over investor relations, public reporting, information technology, cybersecurity, business development, and risk and capital deployment. Prior to his tenure at Southern Company, Mr. Evans served as Chairman, President and Chief Executive Officer of AGL Resources, Inc. (“AGL”), the largest publicly traded gas distribution system in the U.S. During his 15 years at AGL, Mr. Evans served as Treasurer, Chief Financial Officer, and Chief Operating Officer before becoming Chief Executive Officer. Prior to his time at AGL, Mr. Evans worked at the Federal Reserve Bank of Boston, and at Mirant Corp, a global energy provider.

Mr. Evans serves on the boards of directors of Georgia Power (a subsidiary of Southern Company (NYSE: SO)), Southwest Gas Holdings (NYSE: SWX), and Air Products and Chemicals, Inc. (NYSE: APD). He is also currently a trustee of Emory University. Mr. Evans has served as chair of several philanthropic organizations, including the Grady Hospital Foundation and Zoo Atlanta.

22	2026 Proxy Statement

Karen S. Haller

President and Chief Executive Officer Southwest Gas Holdings, Inc. Chief Executive Officer Southwest Gas Corporation

Director Since: 2024

Board Committees: None

Qualifications, Skills and Experience: The Board determined that Mrs. Haller should serve as a director of the Company because she has a unique understanding of the Company’s businesses, customers, end markets, supply chains, utility operations, talent development, policies and internal functions due to her executive positions at Southwest Gas Holdings and Southwest Gas Corporation. Ms. Haller also brings experience with environmental, regulatory and legal issues of importance to the Company.

Ms. Haller has served as a member of the Board since the completion of the Centuri IPO. Ms. Haller also previously served as Chair of the Board from the completion of the Centuri IPO until September 2025. Since May 2022, Ms. Haller has served as a director and the President and Chief Executive Officer of Southwest Gas Holdings and Chief Executive Officer of Southwest Gas Corporation, Southwest Gas Holdings’ gas utility. She also serves as a director of Southwest Gas Holdings and several of its operating subsidiaries. Ms. Haller has announced that she will be retiring from her positions as the President and Chief Executive Officer of Southwest Gas Holdings and Chief Executive Officer of Southwest Gas Corporation, effective May 8, 2026, and from her position as director of Southwest Gas Holdings and Southwest Gas Corporation, effective as of the conclusion of Southwest Gas Holdings' annual meeting of stockholders on May 7, 2026, and that she plans to serve as an advisor to Southwest Gas Holdings following her resignation through December 31, 2026.

As leader of Southwest Gas Holdings’ businesses, Ms. Haller is responsible for improving financial and operational performance, and implementing Southwest Gas Holdings’ strategy, growth initiatives and investment plans. Ms. Haller has served in multiple leadership positions during her 29-year tenure with Southwest Gas, most recently serving as Executive Vice President and Chief Legal and Administrative Officer beginning in 2019. She is a member of the State Bars of Arizona, California, and Nevada and the American Gas Association.

Ms. Haller serves on the boards of directors of the Legal Aid Center of Southern Nevada, Las Vegas Global Economic Alliance and the American Gas Association and serves as the trustee of American Gas Foundation. She received a B.S. in finance from the University of Wyoming, a J.D. from Cornell Law School, and completed the Finance for Senior Executives program at Harvard Business School.

23	2026 Proxy Statement

Christopher A. Krummel

Founding Partner KEW Advisory LLC
Director Since: 2024

Board Committees: Audit, Nominating and Corporate Governance

Qualifications, Skills and Experience: The Board determined that Mr. Krummel should serve as a director of the Company due to his extensive experience in the global energy industry, his strong financial background, and his mergers and acquisitions experience.

Mr. Krummel has served as Chair of the Board since September 15, 2025 and has been a member of the Board since the completion of the Centuri IPO. He brings more than 30 years of financial executive experience in the energy and construction industries. Since 2022, Mr. Krummel has served as a founding partner of KEW Advisory LLC (“KEW”), where Mr. Krummel provides mergers, acquisitions, and sell-side transaction advisory services to energy-focused clients. Prior to founding KEW, Mr. Krummel served as Executive Vice President and Chief Financial Officer of McDermott International Inc. (“McDermott”) from 2019 to 2021 and Vice President of Finance and Chief Accounting Officer of McDermott from 2016 to 2019, where he was responsible for all finance functions including consolidated financial reporting, SEC filings, financial planning and analysis, investor relations, and information technology. McDermott filed for Chapter 11 bankruptcy protection in January 2020 and successfully emerged from bankruptcy in June 2020.

Prior to joining McDermott, Mr. Krummel served as the Vice President and Chief Financial Officer for EnTrans International LLC, a portfolio company of American Industrial Partners LLC. Prior to that, he served as Vice President Finance, Controller and Chief Accounting Officer for Cameron International Corporation (“Cameron”), where he was responsible for all accounting functions including consolidated financial reporting, SEC filings, budgeting and analysis. Mr. Krummel began working at Cameron in October 2007 and previously served as Chief Financial Officer for Enventure Global Technology, a private equity backed startup.

In addition to our Board, Mr. Krummel joined the board of directors of Electric Reliability Council of Texas Inc. (ERCOT) in 2025; ERCOT is the independent system operator for Texas that manages the flow of electric power to more than 27 million Texas customers. In 2024, Mr. Krummel began serving on the board of directors of ACS Partners Holdco LLC, a privately held construction services company. He has also been a member of the board of directors of Rebuilding Together Houston since 2007, becoming its board president in 2026. Mr. Krummel previously served on the board of directors of Eco-stim Energy Solutions from 2014 to 2019 and the board of directors of Rebuilding Together Philadelphia from 2001 to 2003.

Mr. Krummel holds a BSBA in accounting from Creighton University and an MBA from The Wharton School of the University of Pennsylvania.

24	2026 Proxy Statement

Anne L. Mariucci

Former President Del Webb Corporation
Director Since: 2024

Board Committees: Nominating and Corporate Governance (Chair), Compensation

Qualifications, Skills and Experience: The Board determined that Ms. Mariucci should serve as a director of the Company due to her experience in the housing and construction industry with Del Webb Corporation, Taylor Morrison Home Corporation and Pulte Homes, Inc. as well as her business, investment and financial expertise. Ms. Mariucci also brings valuable public company board experience.

Ms. Mariucci has served as a member of the Board since the completion of the Centuri IPO and has served on the board of directors of Southwest Gas Holdings since 2006. Ms. Mariucci has over 30 years of experience in finance, construction and real estate development. She currently serves as the General Partner of MFLP, a family office and investment entity.

Ms. Mariucci previously had a 28-year career with Del Webb Corporation, culminating in her role as the President of Del Webb following its merger with Pulte Homes, Inc. in 2001 until 2003. She serves as a director of Southwest Gas Holdings (NYSE: SWX) and Taylor Morrison Home Corporation (NYSE: TMHC), and is currently chair of the board of directors of Banner Health, a large nonprofit healthcare system. Ms. Mariucci is on the board of directors of the Arizona State University Foundation and related entities, and currently chairs the Investment Committee of the Arizona State University Endowment. Ms. Mariucci is a past chair of the Arizona Board of Regents, and a past director of CoreCivic, Inc. (NYSE: CXW), Berry Corporation (Nasdaq: BRY), the Arizona State Retirement System, HonorHealth and Action Performance Companies.

Ms. Mariucci received her undergraduate degree in accounting and finance from the University of Arizona. She completed the Corporate Financial Management Program at Stanford’s Graduate School of Business and has been certified as a CPA and a FINRA Securities Financial and Operations Principal.

25	2026 Proxy Statement

Steven E. Nielsen

Former Chairman and Executive Dycom Industries, Inc.
Director Since: 2026

Board Committees: None

Qualifications, Skills and Experience: The Board determined that Mr. Nielsen should serve as a director due to his decades of experience as Chairman, President and Chief Executive Officer of Dycom Industries, Inc., a leading provider of specialty contracting services to the telecommunications infrastructure industry, where he led the company through 25 years of transformational growth, scaling the business from under $200 million in revenue to more than $4.5 billion. In addition, Mr. Nielsen contributes relevant public company board experience.

Mr. Nielsen spent 31 years at Dycom Industries, Inc. (NYSE: DY), most recently as Chairman of the Board between 2000 and 2024, and President and Chief Executive Officer from March 1999 to 2024. While there he led Dycom through 25 years of transformational growth, scaling the business from under $200 million in revenue to more than $4.5 billion. Mr. Nielsen currently serves on the board of the privately held Allo Communications and as a trustee of Williams College. He was also previously a director of SBA Communications Corporation (Nasdaq: SBAC). Mr. Nielsen received a Bachelor of Arts degree from Williams College in 1985.

26	2026 Proxy Statement

Charles R. Patton

Retired Utility Company Executive American Electric Power Co., Inc.
Director Since: 2024

Board Committees: Audit, Compensation

Qualifications, Skills and Experience: The Board determined that Mr. Patton should serve as a director of the Company due to his extensive experience in the utilities industry and his experience working with the Company through his service on the Centuri Advisory Board.

Mr. Patton has served as a member of the Board since the completion of the Centuri IPO and has served on the Company’s advisory board since September 2018. Mr. Patton is an infrastructure thought leader with more than 39 years of experience. From 2017 until his retirement in July 2022, Mr. Patton served as Executive Vice President-External Affairs at American Electric Power Co., Inc. (AEP). In this role, he led AEP’s customer services, communications, regulatory, NERC Compliance, federal public policy, and corporate sustainability organizations. Prior to assuming these responsibilities, Mr. Patton served in numerous executive positions throughout his tenure with AEP, including Executive Vice President – AEP West Utilities, Chief Human Resource Officer, Senior Vice President of Regulatory Policy, and the president and chief operating officer of two AEP subsidiaries: Appalachian Power Company and AEP Texas, each company serving over one million customers in West Virginia, Virginia and Tennessee and South and West Texas, respectively. While at AEP, Mr. Patton was an Executive Sponsor of the Black Employee and Pride Resource Groups.

Prior to joining AEP in 2005, Mr. Patton spent approximately 11 years in the energy and telecommunications business with Houston Lighting & Power Company. During his tenure in Texas, Texas Governor George Bush appointed Patton to serve on the Texas Energy Coordination Council and the Interstate Oil and Gas Compact Commission. Later, Governor Rick Perry appointed Mr. Patton to the Texas Energy Planning Council, established to advise the governor on energy matters.

Mr. Patton previously served on the boards of the Richmond Federal Reserve Bank, National Association of Manufacturers, United States Energy Association, Sterling Infrastructure, Inc. and Center for Workforce Development. Mr. Patton currently serves as a member of the board of directors of Ameresco, Inc., Messer, Inc., Messer Construction Company and California Water Service Group.

Mr. Patton holds a Bachelor’s Degree from Bowdoin College and a Master’s Degree from the Lyndon B. Johnson School of Public Policy at the University of Texas at Austin.

27	2026 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes our 2025 executive compensation program, the compensation decisions made by the Compensation Committee under our executive compensation program and the factors considered in making such decisions. This section focuses on the compensation of the Company’s NEOs for fiscal 2025, who were:

•	Christian I. Brown	President and Chief Executive Officer
•	Gregory A. Izenstark	Executive Vice President, Chief Financial Officer
•	Jason S. Wilcock	Executive Vice President, Chief Legal & Administrative Officer and Corporate Secretary
•	James W. Connell Jr.	Former Executive Vice President, Chief Commercial and Strategy Officer

Company Overview
Centuri is a leading North American utility and energy infrastructure services company that partners with regulated utilities and others to maintain, upgrade, and expand the energy network that powers millions of homes and businesses across the United States and Canada.

Key 2025 Performance Highlights
2025 was a remarkable year for Centuri and the achievements are a direct result of the dedication and commitment of our employees. We took significant steps forward which position us well for future growth and value creation. We proved our ability to identify and secure growth opportunities, expanded our footprint and capabilities in Canada, delivered predictable earnings growth, improved base margins, and strengthened the balance sheet. Capital deployment trends across our end markets remain strong, as reflected by our substantial opportunity pipeline. We believe that we can deliver sustained growth, underpinned by strong end-market fundamentals and our solid positioning, One Centuri approach, and ability to execute. We’ve established a differentiated position as a top tier growth company while staying within our core competencies and maintaining a low-risk profile through long-term MSA contracts with high quality utility customers, complemented by a diverse portfolio of bid projects. We are very well positioned heading into 2026 and we look forward to delivering for our stakeholders.

2025 Company Performance

•	Achieved Company record annual Revenue of $2,983 million, a 13% increase over 2024
•	Produced Gross Profit of $247 million, a 12% increase over 2024
•	Delivered Base Revenue(1) and Base Gross Profit(1) of $2,943 million and $234 million, respectively, representing year-over-year increases of 18% and 35%
•	Increased Base Gross Profit Margin(1) to 8.0%, compared to 6.9% in 2024
•	Reported Net Income of $22.7 million, Adjusted Net Income(1) of $39.0 million, and Adjusted EBITDA(1) of $249.0 million
•	Recorded annual bookings of $4.5 billion, a mix of 55% new awards and 45% MSA renewals
•	Expanded backlog to $5.9 billion, a 59% increase year-over-year
•	Completed full separation from Southwest Gas Holdings
(1)These are non-GAAP financial measures used by management to analyze the Company’s performance. Please read Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Non-GAAP Financial Measures,” in our annual report on Form 10-K for the fiscal year ended December 28, 2025 filed with the SEC on February 26, 2026.

28	2026 Proxy Statement

Executive Summary
Incentive Compensation Structure
Centuri’s compensation program is designed to attract, retain, and motivate leaders who deliver long-term value for stockholders. The program balances competitive pay opportunities with rigorous performance expectations, emphasizing financial discipline, safety excellence, operational performance and strategic value creation. It also (i) is a competitive program relative to the market and our peers, (ii) aligns with market best governance practices, (iii) supports robust pay-for-performance alignment, and (iv) provides the appropriate linkage between executive compensation and the Company’s long-term business strategy.

The 2025 executive compensation program provides for performance-based annual cash and long-term equity incentive awards, as well as time-based long-term equity awards. The performance-based incentive awards are conditioned upon the achievement of performance results measured against rigorous pre-set targets. Under this incentive structure, a greater portion of our executives’ total compensation is at-risk and variable based on performance relative to metrics that are directly aligned with our short- and long-term performance, customer interests and stockholder returns.

Commitment to Best Practices
We believe in the importance of aligning the financial interests of the Company’s executives with those of stockholders and maintaining executive compensation policies that are consistent with robust corporate and compensation program governance. The Compensation Committee reviews our executive compensation program annually to ensure it maintains its competitiveness with the market and supports our short- and long-term growth strategies. Key policies governing our executive compensation program include:
•The Compensation Committee engages an independent compensation consultant, Meridian Compensation Partners (“Meridian”);
•Double-trigger change in control arrangements which do not provide for excise tax gross-ups or severance amounts greater than three times base salary, excluding equity and incentive compensation, welfare benefits, retirement benefits and outplacement services;
•Formal executive stock ownership and post-vesting holding requirements to reinforce long-term alignment with stockholders;
•No tax gross-up on benefits, change in control payments, or perquisites;
•No dividends paid on unvested stock-based awards until the underlying awards have vested;
•Clawback policy applicable to annual and long-term cash- and equity-based incentive compensation; and
•Benchmark all elements of executive officer compensation and program design against an appropriate peer group.

Compensation Program Objectives, Key Considerations and Principles
Philosophy and Objectives
Centuri’s executive compensation program is designed to support the Company’s short- and long‑term strategies, reinforce a performance‑driven culture, and align the interests of executives with stockholders. The program is structured to be market‑competitive, performance‑based, and governed by strong compensation and governance practices. The Compensation Committee has structured Centuri’s executive compensation program covering NEOs to include the following key governance and design practices:

•Attract, retain, and motivate high-caliber leadership by delivering competitive and sound total rewards that reflect market benchmarking and internal equity.
•Provide a balanced mix of pay components and incentives through a well‑balanced compensation program that integrates cash and equity elements and incorporates both annual and long‑term incentives to reinforce sustained performance and stockholder alignment.
•Align pay with performance by emphasizing financial, operational, and strategic objectives and results through annual and long-term incentives. A significant portion of our NEOs’ total compensation is tied to the achievement of business objectives and creation of long-term stockholder value. This ensures NEO pay is aligned with business and share performance. While we emphasize “at- risk” pay tied to performance, we have designed the executive compensation program so that it does not encourage excessive risk-taking by management.
•Promote long-term value creation and financial discipline, supported by a shift toward value-driving long-term incentive plan metrics such as return on net assets (“RONA”) and free cash flow to strengthen operational efficiency and sustainable growth.
•Limited perquisites provided to NEOs and only to the extent they are reasonable and consistent with our compensation objectives of attracting and retaining superior executives for key positions.

29	2026 Proxy Statement

•Clawback Policy that complies with applicable legal and stock exchange listing requirements and that provides Centuri the authority to recover erroneously paid incentive compensation in connection with an accounting restatement.
•Use of Meridian, an Independent Compensation Consultant who advises the Compensation Committee on the design and market competitiveness of our executive compensation program.

Majority of Executive Compensation is Performance-Based
The majority of each NEO’s target total direct compensation is composed of at-risk variable compensation. The percentage of at-risk pay depends upon the NEO’s position and the ability to influence outcomes, competitive market practice and risk mitigation considerations. The Company’s CEO 2025 at-risk pay was equal to 79% of his target total direct compensation opportunity. For the other NEOs, the average percentage of at-risk pay was equal to 74% of average target total direct compensation. The charts below set forth the 2025 target total direct compensation pay mix for our CEO and the other NEOs’ average target total direct compensation pay mix as well as the 2025 long-term incentive equity mix.

CEO Total Direct Target Compensation
Base 20.6%
Annual Incentive 22.7%
Long-term Incentive 56.7%

Other NEOs Total Direct Target Compensation
Base
26.5%
Annual
Incentive
19.9%
Long-term
Incentive
53.7%

2025 Long-Term Incentive Equity Mix

RSUs
40.0%
PSUs
60.0%

Compensation Program Administration
Role of the Compensation Committee
The Compensation Committee oversees our executive compensation program and is responsible for reviewing and approving all executive compensation and benefit plans of the Company’s executive officers, including its NEOs. The Compensation Committee works closely with its independent compensation consultant and meets regularly throughout the year to review and discuss our compensation philosophy, compensation governance, composition of our peer group, incentive plan design and related corporate goals and objectives. In addition, the Compensation Committee reviews and approves the CEO’s target compensation (and each component of compensation) taking into account the CEO’s performance in relation to corporate goals and objectives, individual performance and peer group practices. Based on the recommendations provided by the CEO, the

30	2026 Proxy Statement

Compensation Committee also reviews and approves the salaries and incentive compensation for the other NEOs. The full description of the Compensation Committee’s authority and responsibilities is provided in the Compensation Committee Charter, which is available on the Company’s website at https://investor.centuri.com/governance/governance-documents/default.aspx.

Role of Management
When making decisions on executive compensation, the Compensation Committee considers input from management, including the NEOs. Management annually provides information to the Compensation Committee regarding market practices and pay levels of the various elements of direct compensation (including target awards for incentive compensation), as well as the thresholds, targets and maximums of the performance measures. Information is gathered from Company operating data, external independent surveys and publicly available compensation comparisons. Decisions regarding CEO compensation are made solely by the Compensation Committee meeting in executive session without the CEO or any other NEOs present. Decisions regarding the compensation of other NEOs are also made by the Compensation Committee, in consultation with the CEO, but without the other NEOs being present.

Role of Independent Compensation Consultant
Meridian served as the independent compensation consultant to the Compensation Committee during fiscal 2025. Meridian reports directly to the Compensation Committee and does not provide any services to the Company other than the Compensation Committee consulting services. While the independent compensation consultant is retained by and accountable to the Compensation Committee, it still works collaboratively with management to ensure the Compensation Committee receives accurate, complete, and timely information for decision making. Meridian’s engagement with the Compensation Committee as its independent compensation consultant included advice and counsel on executive and director compensation matters, analyses on prevailing market practices and information on pertinent regulatory mandates.

Meridian did not receive fees from the Company for services other than the services listed above. For fiscal 2025, the Compensation Committee analyzed whether the work of Meridian or any other executive compensation adviser raised any conflicts of interest, taking into consideration all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. The Compensation Committee determined, based on its analysis of all relevant factors, that no conflicts of interest were present.

How We Determine Amounts Paid for Each Element of Compensation
We operate in a competitive environment for talented executives; therefore, the Compensation Committee analyzes a variety of information as it seeks to identify competitive levels of compensation within the relevant markets in which we operate.

Peer Group
The companies in the compensation peer group for our NEOs were selected because they represent those publicly-traded companies considered by the Compensation Committee to be the most comparable to the Company in terms of revenue, market capitalization, business operations, operational complexity and overall financial performance. To maintain a meaningful comparison, the Compensation Committee reviews the peer group regularly for changes due to M&A activity or shifts in our peers’ business focus or operations. For setting 2025 executive compensation, the peer group was composed of the following 15 companies in the Construction and Engineering Services industries and other related industry classifications. The 2025 peer group consisted of:

Ameresco, Inc.	MasTec, Inc.
APi Group Corporation	MDU Resources Group, Inc.
Arcosa, Inc.	MYR Group Inc.
Comfort Systems USA, Inc.	NV5 Global, Inc.
Construction Partners, Inc.	Primoris Services Corporation
Dycom Industries, Inc.	Sterling Infrastructure, Inc.
Granite Construction Inc.	Tutor Perini Corporation
IES Holdings, Inc.

In April 2025, the Compensation Committee reviewed the peer group for purposes of setting 2026 executive compensation. Meridian recommended, and the Compensation Committee approved, the removal of MDU Resources Group, Inc., and the

31	2026 Proxy Statement

addition of Everus Construction Group, Inc. These changes were made to better align the peer group to the Company’s business operations following Everus Construction Group’s spinoff from MDU Resources.

Compensation Review
The Compensation Committee conducts a comprehensive annual review of compensation for each NEO to ensure pay levels remain aligned with Centuri’s compensation philosophy, market competitiveness, and performance expectations. This review incorporates independent benchmarking provided by Meridian. The competitive compensation benchmarking data included analyses of base salary, annual incentive targets and values, long-term incentive values, and total direct compensation, as disclosed in the proxy statements filed by companies in the 2025 peer group. Management and Meridian supply market data, internal equity considerations, and role‑specific details to inform the Compensation Committee’s evaluation. The Compensation Committee also assesses individual performance, changes in leadership scope, retention risks, and long‑term succession planning needs. Where compensation levels differ materially from market or where leadership scope has evolved, the Compensation Committee may adjust specific pay elements—such as salary, mix of long-term incentives, or short-term incentive targets—to maintain appropriate alignment. Recommendations for adjustments are reviewed in coordination with the CEO for all NEOs other than the CEO and incorporate Compensation Committee feedback prior to approval. In connection therewith, Meridian also reviews each NEO’s target total direct compensation and each element of compensation against the 50th percentile of the applicable peer group. Based on this review, the Compensation Committee determines whether each NEO’s target total direct compensation warrants adjustments to generally align with the relevant market benchmarks. Following the review, it was determined that Messrs. Izenstark, Connell and Wilcock required increases to more closely align with competitive market benchmarks in 2025.

Stockholder Say-on Pay Advisory Votes
At our most recent Annual Meeting of Stockholders on April 16, 2025, over 98% of the votes cast on our Say-on-Pay proposal were voted in favor of the proposal. The Compensation Committee believes that this affirms our stockholders’ support of our approach to executive compensation. Accordingly, the Compensation Committee did not implement any changes to our executive compensation program as a result of the advisory vote.

Also at such Annual Meeting, our stockholders approved an annual Say-on-Pay frequency period and, based on such approval, we determined to conduct a Say-on-Pay vote each year. Pursuant to the “Say-on-Pay Proposal” included in this Proxy Statement, we are asking our stockholders to vote on an advisory basis to approve the compensation of our NEOs. The Compensation Committee values stockholder feedback on the Say-on-Pay advisory vote, and will carefully consider the outcome of the vote, along with input from our stockholder engagement efforts, when making future compensation decisions for our NEOs.

Details of Compensation Program
The Compensation Committee has designed our executive compensation program to reflect the nature of Centuri’s operational environment and the competitive dynamics of the construction utility infrastructure and engineering services industries. Consistent with prevailing market practices, our program is structured to remain responsive to changing industry conditions and to provide a comprehensive set of compensation opportunities. Central to this design is a rigorous emphasis on performance: both individual contributions and overall Company results materially influence each NEO’s annual compensation outcomes.

Why We Pay Each Element
The elements of executive compensation for the NEOs and the purpose for providing each element are described below:

Element	Purpose	Summary of Features

Base Salary	•Recognize leadership responsibilities and value of executive’s role to the Company. •Serve as a competitive compensation foundation.
•Targeted at 50th percentile of relevant peer group companies.
•Adjustments are made based upon the value of the position to the business, individual performance and pay relative to the appropriate market.

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Element	Purpose	Summary of Features

Annual Cash Incentives	•Encourage and reward NEO contributions in achieving short-term performance goals, including important safety goals. •Align management interests with stockholders.
•No awards paid unless at least 50% of target Adjusted EBITDA performance is achieved.
•All other metric achievements are capped at target if Adjusted EBITDA achievement is below 80% of target.
•Awards paid out annually in cash.
•Award values are subject to downward adjustment to avoid windfalls and maintain internal equity.
•Awards have a maximum payout cap of 200% of target.

Long-Term Incentives	•Provide NEOs with incentive to achieve long-term performance goals. •Align management interests with those of our stockholders. •Retain management with awards subject to long-term service vesting.
•Total grant is a combination of 60% performance share units and 40% restricted share units.
•Restricted share units vest ratably over 3 years.
•The performance share units are earned based on RONA and free cash flow measured over 3-years and vest after the performance period is completed.

Executive Health, Welfare and Retirement Benefits	•Provide executives reasonable and competitive benefits. •Encourage savings for retirement.
•Health and welfare benefits consistent with standard benefits provided to all employees, with the addition of company paid executive life insurance, executive physical, and financial planning/tax preparation.
•401(k) plan and nonqualified deferred compensation plans allow for deferral of compensation and company contributions.

Employment Agreements
•Ensure attention and dedication to performance without distraction in the circumstance of a potential change in control.
•Provide an incentive to enter into executive employment relationship.
•Protect the Company’s interests.
•Two-year term, with automatic renewal. •Provide change in control severance and severance outside of change in control. •Non-competition and non-solicitation restrictive covenants.

Base Salaries
Salaries for the NEOs are established based on the scope of their responsibilities, taking into account competitive market compensation paid by the peer group for similar positions. The competitive market processes and data regarding the 50th percentile pay level of peer companies were used by the Compensation Committee to help ensure that salaries are reasonable, competitive and properly address position responsibilities. The market data on the range of salaries at the peer companies serves as a reference point and provides information on the range of competitive pay levels and current compensation practices in our industry. Salaries are reviewed annually and are subject to adjustment to maintain alignment with the market and to reflect changes in individual responsibilities, performance, and experience.

In 2025, the Compensation Committee approved merit increases for our NEOs to reflect performance achievements, and to ensure market competitiveness to the new market from Centuri being spun off and becoming a standalone public company. The following table shows our NEOs’ 2024 annual base salaries, 2025 annual base salaries and the percentages of their base salary increases in 2025, if any:

	2024 Annual Base Salary ($)	2025 Annual Base Salary ($)	% of Base Salary Increase(1)
Christian I. Brown	1,050,000	1,050,000	—%
Gregory A. Izenstark	440,000	510,600	16.0%
Jason S. Wilcock	424,000	486,500	14.7%
James W. Connell Jr.	442,000	495,000	12.0%
(1)Mr. Brown did not receive a base salary increase in 2025 as he was hired in December 2024. Each of Messrs. Izenstark, Connell and Wilcock received increases to keep their base salaries competitive with the market.

Annual Incentive Compensation
Our NEOs had the opportunity to earn annual cash incentive awards tied to the achievement of financial and safety metrics which support our business strategy and enhance our value. The Compensation Committee established target incentive opportunities, expressed as a percentage of each NEO’s base salary, primarily based on the competitive compensation

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benchmarking. Depending on the level of performance achieved, each NEO may earn between 0% and 200% of their target incentive opportunity, compared to a range of 0% and 170% in prior years, reflecting a change made to better align with market practice. The table below shows each NEO’s 2025 target incentive opportunity expressed in terms of a percentage of the NEO’s base salary and a target dollar amount:

	2025 Annual Incentive Target (% of Base Salary)	2025 Annual Incentive Target ($)
Christian I. Brown	110%	1,155,000
Gregory A. Izenstark	75%	382,950
Jason S. Wilcock	75%	364,875
James W. Connell Jr.	75%	371,250

Annual Incentive Compensation 2025 Performance Metrics.
For our 2025 annual incentive opportunity, the Compensation Committee adopted three financial performance metrics (Adjusted EBITDA, free cash flow, and growth backlog) and two safety goals (Days Away From Work, Restricted or Transferred (“DART”) and Total Recordable Incident Rate (“TRIR”)). The selected performance metrics remain unchanged from 2024, except for the addition of growth backlog.

Adjusted EBITDA is a non-GAAP measure and is defined as earnings before interest, tax, depreciation and amortization. For purposes of 2025 compensation, Adjusted EBITDA includes adjustments for $9 million of certain non-recurring or non-operational expenses including Separation-related costs, other professional fees and acquisition costs (net of current year contributions from Connect Atlantic Utility Services Corporation (“Connect”), a Canadian company we acquired on November 18, 2025). Adjusted EBITDA for purposes of our 2025 compensation differs from the Adjusted EBITDA presented in our other filings with the SEC in two aspects: (i) stock-based compensation is not added back for compensation purposes, and (ii) contribution from Connect is excluded in the Adjusted EBITDA for compensation purposes but not otherwise. For NEOs, no awards are paid unless at least 50% of target Adjusted EBITDA is achieved, and all other metric achievements are capped at target if Adjusted EBITDA achievement is below 80% of target.

Free cash flow is a non-GAAP measure and is defined as cash flow from operations minus net capital expenditures (including amounts not yet paid, but recognized in liabilities). For purposes of 2025 compensation, free cash flow was adjusted for certain non-recurring or non-operational expenses, including Separation-related costs, certain debt fees expensed as part of the Company’s refinancing of its existing credit facilities in July 2025, other professional fees, acquisition costs (net of current year contributions from Connect), and aged receivables related to a key customer whose significant business growth during the year slowed the processing and payment of our invoices. These adjustments totaled approximately $37 million in 2025.

The Compensation Committee added growth backlog as a performance metric for our 2025 annual incentive program, which measures growth in the organization through expansion of new services for existing customers and engagement with new customers. The Compensation Committee also increased the weighting on Adjusted EBITDA to emphasize growth and profitability and to provide a comprehensive view of Company's financial metric conducive to growth goals.

Both DART and TRIR were considered for 2025 compensation purposes as they measure incident frequency and workplace safety, and improvement from their respective fiscal 2024 levels was required in setting their respective performance goals.

Performance Metric	Weighting	Metric Description

Adjusted EBITDA	60%	Focuses Company management on overall financial performance. Fiscal 2025 Target: Aligned to Company’s business plans and budgets.
Free Cash Flow	20%	Focuses Company management on creating value by growing earnings and prudently managing capital expenditures. Fiscal 2025 Target: Aligned to Company’s business plans and budgets.
Growth Backlog	10%
Focuses Company management on driving organizational focus on growth through expansion of new services for existing customers and engagement with new customers.
Fiscal 2025 Target: Aligned to Company’s business plans and budgets.

Safety (DART)	5%	DART incident rate is the industry standard measurement for safety. Fiscal 2025 Targets: DART required improvement from fiscal 2024 for all levels of goals.
Safety (TRIR)	5%	TRIR ensures both incident frequency and severity measures are considered. Fiscal 2025 Targets: TRIR target and threshold goals were set to require improvement from fiscal 2024.

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Calculation of Annual Incentive Awards. Actual awards for each measure are determined as of year-end results by comparing Centuri’s performance to the threshold, target, and maximum levels adopted by the Compensation Committee for each performance measure. When threshold performance for any measure is achieved, the portion of the award with respect to that measure is earned. Award payouts can range from 50% (at threshold) to 200% (at maximum) of the assigned target incentive opportunity for each measure, based on where actual results fall in the range from threshold to target or from target to maximum. We determine actual payouts through linear interpolation.

The thresholds, targets and maximums and actual results under the performance measures for fiscal 2025 are set forth below:

Measure	Threshold(1)	Target(1)	Maximum(1)	Actual(1)	Weighting	Payout (% of target)(2)
Adjusted EBITDA	$202.6 million	$253.3 million	$303.9 million	$237.5 million	60%	84.4%
Free Cash Flow	$41.5 million	$51.9 million	$62.2 million	$79.5 million	20%	200.0%
Growth Backlog	$292.0 million	$360.0 million	$437.0 million	$1,006.4 million	10%	200.0%
Safety (DART)	0.31	0.29	0.27	0.26	5%	200.0%
Safety (TRIR)	1.00	0.89	0.86	0.76	5%	200.0%
Total						130.7%
(1)For Adjusted EBITDA, Free Cash Flow and Growth Backlog, the amounts in this column are rounded to the tenth decimal place. For Safety (TRIR) and Safety (DART), the amounts in this column are rounded to the hundredth decimal place.
(2)Amounts in this column are rounded to the tenth decimal place.

No annual incentive awards are paid to NEOs unless 50% of target Adjusted EBITDA is achieved on a consolidated basis and all other metric achievements are capped at target if Adjusted EBITDA achievement is below 80% of target. In fiscal 2025, Adjusted EBITDA exceeded 80% of target on a consolidated basis, and achievements under the other performance measures aggregated for a payout of 130.7% of the target incentive award opportunity. The Adjusted EBITDA results were calculated by removing $9 million in costs associated with Separation-related costs, other professional fees and acquisition costs (net of current year contributions from Connect) from EBITDA. The free cash flow results were adjusted to remove $17 million in costs associated with Separation-related costs, certain debt fees expensed as part of the credit facility refinancing, other professional fees, and acquisition costs (net of current year contributions from Connect). The free cash flow results were also adjusted $20 million for aged receivables related to a key customer whose significant business growth during the year slowed the processing and payment of our invoices. The aggregated percentage payout is multiplied by the total incentive opportunity (expressed above as a percentage of base salary) to determine the overall dollar value of the incentive award.

Messrs. Brown, Izenstark and Wilcock each received an annual incentive award equal to 130.7% of his target annual incentive. Mr. Connell was not eligible for an award due to his resignation. Each NEO’s performance was measured on a consolidated basis.

The following table details the actual payouts associated with the fiscal 2025 annual incentive awards for the NEOs:

	Incentive Opportunities (% of salary)	Target Annual Incentive Opportunities ($)	Total Achievement of Performance Measures (% of target)(1)	Incentive Earned ($)(2)
Christian I. Brown	110%	1,155,000	130.7%	1,509,169
Gregory A. Izenstark	75%	382,950	130.7%	500,378
Jason S. Wilcock	75%	364,875	130.7%	476,760
(1)Amounts in these columns are rounded to the tenth decimal place.
(2)Mr. Connell did not receive a payout under the annual incentive program due to his resignation.

2025 Long-Term Incentive Compensation
Our long-term incentive compensation aligns the interests of our NEOs with those of our stockholders by rewarding the enhancement of stockholder value and motivating retention of our NEOs. In 2025, the Compensation Committee granted to each NEO a combination of 60% performance stock units (“PSU”s), which vest based on performance and continued employment, and 40% restricted stock units (“RSU”s), which vest ratably over three years based on continued employment. One-third of the PSUs are earned based on RONA and free cash flow during a one-year performance period that started on December 30, 2024 and ended on December 28, 2025. The remaining two-thirds of the PSUs are earned based on performance over a two-year performance period beginning on December 29, 2025 and ending on January 2, 2028. The goals for the two-

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year performance period were established by the Committee in early 2026. Any amount of the PSUs earned will vest at the end of the three-year period.

Beginning with the 2026 award, the PSUs will include 3-year cumulative performance goals set at the beginning of the 3-year measurement period.

In 2025, for the Company’s first annual equity grant cycle following its public listing, the Compensation Committee granted Messrs. Izenstark and Wilcock a one-time increase to their long-term incentive awards to help establish meaningful stock ownership, strengthen alignment with stockholders and promote retention. The increase was from 140% to 290% of base salary for Mr. Izenstark and 135% to 200% of base salary for Mr. Wilcock.

The Compensation Committee set each NEO’s long-term incentive opportunity generally at the median of the peer group. The table below shows each NEO’s 2025 long-term incentive opportunity granted as RSUs and PSUs. The values in the table below differ from the values included for such awards in the “2025 Summary Compensation Table” and the “Grants of Plan-Based Awards (2025)” table because the aggregate grant date fair values of the awards included in those tables are computed in accordance with stock-based accounting rules. As a result, performance shares will be included in the tables over multiple years when the performance period goals are set for each year, and the restricted share unit values included in the tables for 2025 vary slightly from the accounting values.

	Incentive Opportunities
	Target Grant Date Value of Time-Based Restricted Share Units ($)	Time-Based Restricted Share Units Granted in Fiscal 2025 (#)	Target Grant Date Value of Performance Share Units ($)	Target Performance Share Units Granted in Fiscal 2025 (#)
Christian I. Brown	$1,155,000	59,813	$1,732,500	89,720
Gregory A. Izenstark	$592,296	30,673	$888,444	46,009
Jason S. Wilcock	$389,200	20,155	$583,800	30,233
James W. Connell Jr.	$227,700	11,791	$341,550	17,687

One-third of the 2025 PSUs were eligible to be earned based on achievement against RONA and free cash flow performance goals over the one-year performance cycle ended on December 28, 2025. The Compensation Committee selected RONA and free cash flow as the performance metrics for the 2025 PSUs as these metrics drive key behaviors around operational efficiency, profitability and long-term sustainability. By shifting the focus to profitability with the use of RONA from a focus on revenue generation, key behaviors related to asset optimization, cost management and capital investment decision making are rewarded, which leads to an improved bottom line relative to asset investments. Optimizing the use of assets leads to better management and efficient use of equipment, while cost management drives a focus on controlling spend, as reducing expenses can significantly improve the return on assets. Improving decisions on capital investments prompts business leaders to prioritize projects that enhance asset efficiency to generate higher returns. RONA encourages long-term strategic planning, aligning investment decisions with sustainable value creation. The Compensation Committee adopted a one-year performance period followed by a two-year performance period due to various factors influencing the longer-term performance of the Company, including timing of ownership changes and overall transition to a standalone public company.

The Compensation Committee established threshold, target, and maximum performance levels for the metrics. The target performance level was based on the Company’s business plan and budgets, taking into account factors such as budgeted capital expenditures, expected growth within the markets that the Company serves, competitive factors from other service providers and other business considerations embedded in the Company’s annual business planning process. Actual amounts earned can range from 50% to 200% of the target opportunity based on the level of achievement of the goals for both metrics. No amount is earned if threshold performance is not achieved. Linear interpolation is used to compute the amount earned if the performance is between two designated levels.

The 2025 RSUs will vest in equal installments over three years, with one-third vesting on February 25 of each of 2026, 2027 and 2028, respectively. Any 2025 PSUs earned by the end of the three-year total performance period will vest on February 25, 2028 or the day when the Compensation Committee certifies the performance results of the performance period, whichever is later.

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As demonstrated by the table below, the Company achieved above-threshold performance for both RONA and free cash flow over the one-year performance period ended on December 28, 2025. The portion of the PSU award tied to the results of the one-year performance goals will be earned and vest following the completion of the full 3-year performance period.

Measure	Weighting	Threshold(1)	Target(1)	Maximum(1)	Actual(1)	Performance Awards Payout (% of target)(2)
1-Year Return on Net Assets	70%	4.09%	5.12%	6.14%	4.39%	64.4%
1-Year Free Cash Flow	30%	$41.5 million	$51.9 million	$62.2 million	$79.5 million	200.0%
1-Year Total						105.1%
(1)For Free Cash Flow, the amounts in this column are rounded to the tenth decimal place. For Return on Net Assets, the amounts in this column are rounded to the hundredth decimal place.
(2)Amounts in this column are rounded to the tenth decimal place.

Return on Net Assets, or RONA, is defined as adjusted pre-tax income divided by property and equipment, plus net working capital (net working capital excludes cash, current portion of long-term debt, and tax related balances and was adjusted to remove aged receivables related to a key customer whose significant business growth during the year slowed the processing of and payment of our invoices). Pre-tax income was adjusted for Separation-related costs, loss on debt modification and extinguishment of the credit facility, other professional fees, and acquisition costs (net of current year contributions from Connect). These adjustments were approximately $18 million. Free cash flow is defined as cash flow from operations minus net capital expenditures (including amounts not yet paid, but recognized in liabilities). Free cash flow was adjusted for certain non-recurring or non-operational expenses including Separation-related costs, certain debt fees expensed as part of the credit facility refinancing, other professional fees, acquisition costs (net of current year contributions from Connect), and aged receivables related to a key customer whose significant business growth during the year slowed the processing and payment of our invoices. These adjustments were approximately $37 million in 2025.

2023-2024 Long-Term Incentive Compensation
In fiscal 2023, Messrs. Connell and Wilcock received RSU grants relating to Southwest Gas Holdings common shares (“Southwest RSUs”) and PSU grants relating to Southwest Gas Holdings common shares (“Southwest PSUs”), and Mr. Izenstark received a time-based long-term cash award and a special time-based RSU grant relating to Southwest Gas Holdings common shares. In fiscal 2024, Messrs. Izenstark, Connell and Wilcock received a performance-based long-term cash award with a one-year performance period (the “2024 Cash Award”) and a special time-based RSU grant in connection with the successful initial public offering of the Company, Mr. Brown received a time-based RSU grant in connection with his hiring relating to shares of Common Stock, and Mr. Connell received a special retention time-based RSU grant relating to shares of Common Stock. Regarding the 2024 Cash Award, the Company did not achieve threshold performance over the one-year performance period ended on December 31, 2024, and no cash awards were earned at the conclusion of that performance cycle as a result. See “Outstanding Equity Awards at Fiscal Year-End 2025” and “Stock Vested During 2025” for additional information on shares granted in prior years.

Perquisites
In addition to base salary and performance‑based incentive opportunities, each NEO receives a limited set of perquisites and benefits designed to support market competitiveness and align with Centuri’s compensation philosophy. The Company maintains a nonqualified deferred compensation plan that allows the NEOs and other eligible participants to voluntarily defer eligible compensation, providing an additional mechanism for long‑term financial planning. These supplemental programs are intentionally limited in scope, regularly benchmarked against peer practices, and reviewed by the Compensation Committee to ensure they remain reasonable, are aligned with governance expectations, and support Centuri’s objective to attract and retain highly qualified executive leadership. The Company provides certain perquisites to each NEO, which the Compensation Committee believes are reasonable and consistent with the objective of attracting, retaining, and motivating high-performing senior leaders. The NEOs are eligible to receive company paid annual physical examinations and life insurance, and reimbursement annually for financial planning, estate planning and tax preparation. Any social club memberships and car allowances were phased out in 2025.

Retirement Benefits
The Company maintains two plans which provide retirement benefits for the NEOs: a 401(k) plan and a nonqualified deferred compensation plan, the Executive Deferred Compensation Plan (the “EDCP”).

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•Centuri 401(k) Plan. NEOs receive matching contributions from Centuri to their accounts in the Centuri 401(k) plan, consistent with all other employees participating in the plan. The Company matches 100% of pre-tax contributions up to the first 3% of base salary and 50% on the next 4% of base salary. All matching contributions are immediately vested subject to certain limits as determined by law.
•EDCP. Under the EDCP, certain employees, including the NEOs, are permitted to voluntarily defer receipt of up to 80% of base salary and up to 80% of other cash compensation. Employer matching contributions under the EDCP are equal to the first 5% of the salary compensation deferred by the employee under the plan. Matching contributions vest immediately. Participants may allocate deferred cash amounts among (i) a group of notional accounts that mirror the gains and/or losses of various investment alternatives that do not provide for above-market or preferential earnings, and (ii) an account with returns based on Centuri’s financial performance (the “LTCIP Fund”). Each NEO was required to invest at least 25% of their annual incentive compensation in the LTCIP Fund until the NEO met the established investment requirement – two times base salary for Centuri’s Chief Executive Officer and one times base salary for the other NEOs. LTCIP Fund investments grow or depreciate based on Centuri’s company growth rate. The maximum annual loss of the LTCIP Fund is negative 5% and the maximum annual gain is 20%. The LTCIP Fund was phased out in 2024 and funds were subsequently transferred to a money market account.

Executive Agreements
Centuri has entered into an employment agreement with each of the NEOs (collectively, the “Employment Agreements”). The terms of the Employment Agreements, other than compensation and severance levels, are substantially consistent with one another. The Employment Agreements provide for specified levels of severance payments and benefits upon certain employment termination events both in the absence of and following certain change in control events. The Employment Agreements also contain non-competition, non-solicitation and other restrictive covenants. In approving the Employment Agreements, Centuri considered the aggregate potential obligations under the agreements, as well as the benefits of securing non-competition, non-solicitation and other restrictive covenants included in the agreements. The Employment Agreements do not contain excise tax gross-up provisions and, instead, employ a “best net” approach under which payments and benefits are either reduced to avoid the excise tax on excess parachute payments or not reduced, in which case the executive is responsible for any excise tax, depending on which approach would result in the greatest after-tax amount being retained. See the “Potential Payments Upon Termination or Change in Control” section below for a more detailed discussion of the severance payments and benefits provided under the Employment Agreements.

Option Grant Practices
Stock options have not been a part of our executive compensation program. We therefore (i) do not grant, and have not granted, stock options in anticipation of the release of material nonpublic information, (ii) do not time, and have not timed, the release of material nonpublic information based on stock option grant dates or for the purpose of affecting the value of executive compensation and, (iii) do not take, and have not taken, material nonpublic information into account when determining the timing and terms of stock options. As stock options are not an element of employee compensation, we do not have a formal policy with respect to the timing of stock option grants, and we did not grant stock options or stock appreciation rights in 2025.

Executive Stock Ownership Requirement
We place a premium on aligning the interests of our executives with those of our stockholders. Under our Stock Ownership and Stock Retention Policy ("Stock Ownership Policy"), our CEO is required to accumulate at least five times the value of his annual base salary in Common Stock, while our Presidents, Executive Vice Presidents and other senior leadership team members are required to accumulate at least two times the value of his or her annual base salary in Common Stock. In addition, each such officer must hold 50% of the net shares acquired from the Company until the total number of shares held by such officer equals or exceeds the minimum share ownership requirement. All of our NEOs are currently in compliance or working towards compliance with these ownership requirements.

Anti-Hedging and Anti-Pledging Policy
Pursuant to our Insider Trading Policy, our directors and officers are prohibited from engaging in hedging or monetization transactions involving our securities, including transactions using financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds, that are designed to offset or limit the risks and rewards of ownership. In addition, our Insider Trading Policy prohibits directors and officers from holding our securities in margin accounts or otherwise pledging our securities as collateral for a loan.

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Clawback Policy
On March 21, 2024, the Board approved a clawback policy for executive officers, in compliance with NYSE rules and SEC regulations. The Company’s clawback policy allows the Company to recoup the value of any erroneously awarded incentive compensation granted, earned, or vested based wholly or partly on the attainment of performance conditions containing financial reporting measures, in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under securities laws. The clawback policy covers any erroneously awarded incentive compensation received during the three completed fiscal years preceding the date on which the Company is required to prepare such accounting restatement and covers, among other types of incentive compensation, annual cash incentives and long-term incentive awards. Administration of the Company’s clawback policies is the responsibility of the Centuri Compensation Committee.

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COMPENSATION COMMITTEE REPORT
As a part of the Compensation Committee’s duties, it is charged with the responsibility of producing a report on executive compensation for inclusion in the Annual Report on Form 10-K and this Proxy Statement. This report is based on the Compensation Committee’s review of the Compensation Discussion and Analysis and the discussion of its content with management.

This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

The Compensation Committee, based on its review of the Compensation Discussion and Analysis and its discussions with management, recommended to the Board (and the Board has approved and directed) that this Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025, and this Proxy Statement.

Compensation Committee

Andrew W. Evans (Chair)
Anne L. Mariucci
Charles R. Patton

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EXECUTIVE COMPENSATION TABLES

2025 Summary Compensation Table
The following table includes information concerning compensation awarded to, earned by, and paid to our NEOs for services rendered to Centuri during the fiscal years ended December 28, 2025 (“fiscal 2025”), December 29, 2024 (“fiscal 2024”) and December 31, 2023 (“fiscal 2023”).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(7)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)(6)	Total ($)
Christian I. Brown	2025	1,050,000	—	1,684,923	1,509,169	—	20,950	4,265,042
President and Chief Executive Officer	2024	80,769	500,000	1,499,986	—	—	—	2,080,755
	2023
Gregory A. Izenstark	2025	497,023	60,900	864,049	500,378	—	50,474	1,972,824
Executive Vice President, Chief Financial Officer	2024	440,000	94,733	1,025,858	283,384	—	74,851	1,918,826
	2023	316,423	194,733	319,982	300,027	—	65,459	1,196,624
Jason S. Wilcock	2025	474,481	—	567,757	476,760	—	40,325	1,559,323
Executive Vice President, Chief Legal & Administrative Officer and Corporate Secretary	2024	419,385	—	769,393	273,079	3,137	68,564	1,533,558
	2023	385,295	50,000	479,754	442,077	9	62,504	1,419,639
James W. Connell Jr. (8)	2025	484,808	—	332,143	—	—	52,988	869,939
Former Executive Vice President, Chief Commercial and Strategy Officer	2024	438,731	—	453,857	284,672	4,435	82,167	1,263,862
	2023
(1)Amounts shown in this column include any amounts deferred by the NEOs into 401(k) and nonqualified deferred compensation plans.
(2)Amounts shown in this column represent the aggregate grant date fair value of awards of Southwest PSUs granted in 2023, Southwest RSUs granted in 2023 and 2024, RSUs relating to Common Stock granted in 2024 and 2025 and PSUs granted in 2025. The 2023 amounts for Mr. Wilcock include the grant date fair value of Southwest RSUs that were scheduled to cliff vest on January 1, 2026, assuming all vesting requirements were met, and the grant date fair value of Southwest PSUs that were scheduled to vest on January 1, 2026, subject to the achievement of performance conditions and other vesting requirements; the vesting of these Southwest RSUs accelerated on December 5, 2025 in connection with the Separation. The Southwest PSUs granted in fiscal 2023 had a one-year performance cycle and vest three years after they were granted, based upon the achievement of Centuri free cash flow goal during 2023, and vest three years after they were granted. The Southwest PSUs were achieved at 149.8% of the target value. In 2023, for Mr. Izenstark, the amount represents the grant date fair value of his special Southwest RSUs that vest over three years, with 40%, 30% and 30% scheduled to vest on each of December 31, 2024, December 31, 2025 and December 31, 2026, respectively, assuming all vesting requirements were met; the vesting of the second and third installments of these RSUs accelerated on December 5, 2025 in connection with the Separation. In 2024, for Mr. Brown, the amount represents the grant date fair value of his time-based RSUs that vest over three years, with 40%, 30% and 30% vesting on each of December 3, 2025, December 3, 2026 and December 3, 2027, respectively, assuming all vesting requirements are met. In 2024, for Messrs. Izenstark and Wilcock, the amounts include the grant date fair value of time-based RSUs with one-year cliff vesting on May 12, 2025, assuming all vesting requirements were met. In 2024, for Mr. Connell, the amount includes the grant date fair value of time-based RSUs with one-year cliff vesting on May 12, 2025, assuming all vesting requirements were met, and the grant date fair value of time-based RSUs with eighteen-month cliff vesting on January 30, 2026, assuming all vesting requirements were met. In 2025, for Messrs. Brown, Izenstark, Connell and Wilcock, the amounts include the grant date fair value of time-based RSUs that vest over three years, with one-third vesting on each of February 25, 2026, February 25, 2027 and February 25, 2028 assuming all vesting requirements are met, and the grant date fair value of PSUs that vest on February 25, 2028, subject to the achievement of performance conditions and other vesting requirements. In each case, the amounts were determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 based on the Common Stock share price on the date of grant. The value ultimately realized by the NEO upon actual vesting of the awards may or may not be equal to this determined value. The assumptions used to calculate these amounts with respect to the time-based RSUs relating to shares of Common Stock are the closing price on the grant date multiplied by the units granted. The assumptions used to calculate these amounts with respect to Southwest PSUs and Southwest RSUs are included in “Note 9 - Share-Based Compensation” included in the footnotes to the consolidated financial statements in Southwest Gas’s 2024 Annual Report on Form 10-K. However, as required, the amounts shown in this column exclude the impact of estimated forfeitures. Values of Southwest PSUs were calculated based on the probable outcome of the performance conditions as of the grant date, which was determined to equal the target level of performance. The maximum potential value of the Southwest PSUs for Mr. Wilcock, assuming the highest level of performance achievement, is $287,852. The maximum potential value of the PSUs granted in 2025, assuming the highest level of performance achievement, is as follows: for Mr. Brown, $1,123,269; for Mr. Izenstark, $576,020; for Mr. Connell, $221,416; and for Mr. Wilcock, $378,492. Upon settlement, Southwest Gas shares of common stock are issued for each earned Southwest PSU. Award agreements for Southwest PSUs and Southwest RSUs give the right to receive dividend equivalent payments as and when dividends are paid on Southwest Gas shares of common stock. The time-based RSUs relating to shares of Common Stock give the right to receive dividend equivalent payments as and when dividends are paid on Common Stock. Such dividends are reallocated into additional equity awards of the same type and with the same vesting schedule as the original award, as applicable.
(3)For 2025, amounts shown in this column represent the annual incentive cash awards paid in 2026 for services performed in 2025. For Messrs. Brown, Izenstark and Wilcock, the amount of the 2025 annual incentive cash award earned was $1,509,169, $500,378 and $476,760, respectively. For 2024, amounts shown in this column represent the annual incentive cash awards paid in 2025 for services performed in 2024. For Messrs. Izenstark, Connell and

41	2026 Proxy Statement

Wilcock, the amount of the 2024 annual incentive cash award earned was $283,384, $284,672 and $273,079, respectively. For 2023, amounts in this column represent the annual incentive cash awards paid in 2024 for services performed in 2023 and long-term incentive cash awards for the three-year performance period beginning in 2021 and paid in 2024. For Messrs. Izenstark and Wilcock, the amount of 2023 annual cash award amounts was $248,956 and $424,356, respectively. For Messrs. Izenstark and Wilcock, the amount of long-term incentive cash award amounts was $51,071 and $17,721, respectively.
(4)Represents the above-market interest (in excess of 120% of the applicable federal long-term rate with compounding) earned by the NEOs on executive deferral plan balances.
(5)Employer contributions under the Centuri 401(k) and nonqualified deferral compensation plan for the NEOs in fiscal 2025 were as follows:

Employer Contributions ($)
Christian I. Brown	17,500
Gregory A. Izenstark	42,228
Jason S. Wilcock	32,643
James W. Connell Jr.	40,470
(6)The aggregate amount of the disclosed perquisites and personal benefits for each NEO is based on the incremental cost to Centuri. In 2025, the aggregate amount of perquisites and personal benefits for Messrs. Brown, Izenstark and Wilcock was less than $10,000 each. Additionally, on occasion, Mr. Brown has had family members or personal guests accompany him on the chartered aircraft utilized by the Company when traveling on business, at no incremental cost to the Company. The perquisites and personal benefits for Mr. Connell include car allowance, club dues, annual physical and life insurance.
(7)For 2025, for Mr. Izenstark, amounts shown in this column represent one-third of time-based long-term incentive cash awards for the three-year period beginning in 2023 and paid in 2026 in the value of $60,900. For 2024, for Mr. Izenstark, amounts shown in this column represent one-third of time-based long-term incentive cash awards for the three-year period beginning in 2023 and paid in 2026 and one-third of time-based long-term incentive cash awards for the three-year period beginning in 2022 and paid in 2025 in the value of $60,900 and $33,833, respectively. For 2023, for Mr. Izenstark, amounts shown in this column represent one-third of time-based long-term incentive cash awards for the three-year period beginning in 2023 and paid in 2026, one-third of time-based long-term incentive cash awards for the three-year period beginning in 2022 and paid in 2025, a discretionary bonus for filling the Interim Chief Financial Officer role and a discretionary bonus in connection with the Linetec earn-up allocation in the value of $60,900, $33,833, $50,000 and $50,000, respectively. For 2024, for Mr. Izenstark, the amount for time-based long-term incentive cash awards for the three-year period beginning in 2022 and paid in 2025 in the value of $101,500 was previously categorized under the column “Non-Equity Incentive Plan Compensation”.
(8)Mr. Connell was not a NEO prior to 2024, and therefore only information related to 2024 and 2025 is presented.

42	2026 Proxy Statement

2025 Grants of Plan-Based Awards
The following table sets forth information regarding each grant of an award made under our incentive plans to our NEOs during fiscal 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards (#)	Grant Date Fair Value of Stock Awards ($)(2)
Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christian I. Brown		Annual Cash	577,500	1,155,000	2,310,000
	February 25, 2025	Time-Based RSUs							59,813	1,123,288
	February 25, 2025	PSUs(3)				14,953	29,906	59,812		561,635
Gregory A. Izenstark		Annual Cash	191,475	382,950	765,900
	February 25, 2025	Time-Based RSUs							30,673	576,039
	February 25, 2025	PSUs(3)				7,668	15,336	30,672		288,010
Jason S. Wilcock		Annual Cash	182,438	364,875	729,750
	February 25, 2025	Time-Based RSUs							20,155	378,511
	February 25, 2025	PSUs(3)				5,039	10,077	20,154		189,246
James W. Connell Jr.		Annual Cash	185,625	371,250	742,500
	February 25, 2025	Time-Based RSUs							11,791	221,435
	February 25, 2025	PSUs(3)				2,948	5,895	11,790		110,708
(1)The amounts reflect the threshold, target and maximum amounts which could have been earned under the annual cash component of our incentive compensation program. The actual amounts of annual cash incentives received by the NEOs for 2025 performance under the program are set forth under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.” Annual cash incentives are described in further detail under “Executive Compensation - Compensation Discussion and Analysis - Incentive Compensation - Annual Incentive Compensation.”
(2)The amounts shown reflect the aggregate grant date fair value of time-based RSUs and PSUs granted during fiscal 2025 calculated in accordance with FASB ASC Topic 718. The value ultimately realized by the NEO upon the actual vesting of the RSU and PSU awards may not be equal to this determined value.
(3)Consistent with the requirements of FASB ASC Topic 718, the amount represents the first third of the 2025 PSUs award made on February 25, 2025, for which the grant date fair value was established on February 25, 2025. The units earned from this first third of the 2025 PSUs are scheduled to vest on February 25, 2028.

43	2026 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2025
The following table sets forth information regarding unvested time-based RSUs, PSUs and Southwest PSUs for each of the NEOs, outstanding as of December 28, 2025.

	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)(2)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Christian I. Brown	135,025	3,502,549	—	—
Gregory A. Izenstark	46,784	1,213,577	—	—
Jason S. Wilcock	34,559	1,105,740	—	—
James W. Connell Jr.	39,157	1,134,338	—	—
(1)There were no securities underlying either unexercised stock options, which were exercisable or unexercisable, or unexercised unearned options granted under any equity incentive plan at the end of fiscal 2025. Share and unit values have been rounded to the nearest share or unit.
(2)The amounts in this column represent time-based RSUs relating to shares of Common Stock granted in fiscal 2024 and 2025, Southwest PSUs granted in fiscal 2023, and one third of PSUs granted in fiscal 2025 that have been earned as a result of achieving the performance conditions during the one-year performance cycle ended on December 28, 2025, which are scheduled to cliff vest on February 25, 2028. The actual PSUs granted in fiscal 2025 that were earned were determined to be 105.1% of target. The Southwest PSUs granted in fiscal 2023 have been earned as a result of achieving the performance conditions during the one-year performance cycle ended on December 31, 2023, which remained subject to time-based vesting conditions and that cliff vested on January 1, 2026. The Southwest PSUs granted in fiscal 2023 that were earned were determined to be 149.8% of target. All Southwest PSUs granted to the NEOs prior to the IPO give the holders the right to receive dividend equivalents payments as and when dividends are paid on Southwest Gas Holdings common stock, which dividends are reallocated into additional equity awards of the same type and with the same vesting schedule as the original award. All time-based RSUs and PSUs granted to the NEOs after the IPO give the holders the right to receive dividend equivalents payments as and when dividend are paid on shares of Common Stock, which dividends are reallocated into additional equity awards of the same type and with the same vesting schedule as the original award. Amounts shown are rounded to the nearest share. Vesting provisions of time-based RSUs, PSUs and Southwest PSUs following certain termination events are discussed below under “Potential Payments Upon Termination or Change in Control.” Vesting of the outstanding stock awards for each NEO is as follows:

	Awards	Vested January 30, 2026 (#)	Vested February 16, 2026 (#)	Vested February 25, 2026 (#)	Vests December 3, 2026 (#)	Vests February 25, 2027 (#)	Vests December 3, 2027 (#)	Vests February 25, 2028 (#)
Christian I. Brown	2024 Time-Based RSUs	—	—	—	21,898	—	21,897	—
	2025 Time-Based RSUs	—	—	19,938	—	19,938	—	19,937
	2025 PSUs	—	—	—	—	—	—	31,417
Gregory A. Izenstark	2025 Time-Based RSUs	—	—	10,225	—	10,224	—	10,224
	2025 PSUs	—	—	—	—	—	—	16,111
Jason S. Wilcock	2023 Southwest PSUs	—	3,818	—	—	—	—	—
	2025 Time-Based RSUs	—	—	6,719	—	6,718	—	6,718
	2025 PSUs	—	—	—	—	—	—	10,586
James W. Connell Jr.	2023 Southwest PSUs	—	2,163	—	—	—	—	—
	2024 Retention RSUs	19,011	—	—	—	—	—	—
	2025 Time-Based RSUs	—	—	3,931	—	3,930	—	3,930
	2025 PSUs	—	—	—	—	—	—	6,192

(3)The 2023 Southwest PSUs, 2025 Time-Based RSUs and 2025 PSUs for Mr. Connell were scheduled to vest on the dates shown in the table above but were forfeited on the January 31, 2026 effective date of his resignation.
(4)The market value of Southwest Gas Holdings common stock was $80.76 per share, the closing price on the last trading day of fiscal 2025.
(5)The market value of Common Stock was $25.94 per share, the closing price on the last trading day of fiscal 2025.

Stock Vested During 2025
The number of shares of Common Stock underlying time-based RSUs and the number of shares of Southwest Gas Holdings’ common stock underlying Southwest RSUs that vested during 2025 and the value realized on vesting (the market price at vesting) are shown in the following table. There were no options to purchase Common Stock outstanding during 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Christian I. Brown	29,197	717,954
Gregory A. Izenstark	43,580	1,185,274
Jason S. Wilcock	36,250	1,062,074
James W. Connell Jr.	9,430	384,831
(1)Amounts in this column are rounded to the nearest share.

44	2026 Proxy Statement

2025 Nonqualified Deferred Compensation
We maintain nonqualified deferred compensation plans under which our NEOs are permitted to defer base salary and other cash compensation. These plans are described in detail under “Executive Compensation - Compensation Discussion and Analysis - Retirement Benefits.” The following table describes the nonqualified deferred compensation activity for each of our NEOs during fiscal 2025.

Name	Executive Contributions in Last Fiscal Year($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Christian I. Brown	—	—	—	—	—
Gregory A. Izenstark	25,181	25,181	56,919	—	378,312
Jason S. Wilcock	24,040	24,040	63,114	(34,764)	473,998
James W. Connell Jr.	39,291	24,557	71,147	—	772,682
(1)Amounts shown in this column are included in the “Salary” and “Non-Equity Incentive Compensation” columns of the “Summary Compensation Table.”
(2)Company contributions are also reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and the “All Other Compensation” columns, respectively, of the “Summary Compensation Table.” Those amounts for the NEOs are as follows:

Company Contributions ($)
Christian I. Brown	—
Gregory A. Izenstark	25,181
Jason S. Wilcock	24,040
James W. Connell Jr.	24,557
(3)The amounts reported in this column that were previously reported as compensation to the NEOs in the Summary Compensation Table for previous years are as follows:

	2023 ($)	2024 ($)	2025 ($)
Christian I. Brown	—	—	—
Gregory A. Izenstark	34,960	47,120	50,362
Jason S. Wilcock	41,987	154,154	48,081
James W. Connell Jr.	—	192,182	63,847

Potential Payments Upon Termination or Change in Control
Each of the NEOs is party to an Employment Agreement, pursuant to which the NEO is entitled to benefits upon the occurrence of specified termination events, both following and in the absence of a change in control. Regardless of the manner in which an NEO’s employment is terminated, the officer is entitled to receive the amount of any accrued but unpaid base salary and amounts contributed (or otherwise vested) under 401(k) or nonqualified deferred compensation plans. Mr. Connell voluntarily resigned from the Company, effective as of January 31, 2026, and did not receive any severance benefits in connection with his voluntary resignation. Therefore, his Employment Agreement is not discussed in this section.

Following a Change in Control
For Messrs. Brown, Izenstark and Wilcock the change in control provision of each NEO’s Employment Agreement is triggered by certain termination events occurring within 24 months following a “change in control” (as defined in the Employment Agreement, which definition is summarized below). Covered termination events include (i) a termination of employment by the employer for any reason other than the NEO’s death, disability or for cause and (ii) a resignation by the NEO for good reason, which includes a significant reduction after the change in control in the NEO’s authority, duties, responsibilities or compensation, a material breach by the Company of the Employment Agreement terms, including a change in work location, failure to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan or other compensation, retirement or benefit plan and policy, unless the aggregate value of all such compensation, retirement or benefit plans and policies is not materially less than their aggregate value as in effect at any time during the 120-day period before a change in control, the Company providing notice that the term of the Employment Agreement will not be renewed, or the failure by the successor entity in the change in control to provide notice that it will honor and abide by the terms of the Employment Agreement. If one of the aforementioned termination events occurs within 24 months after a change in control or if the NEO’s employment is terminated by the Company before the change in control, but it can be shown that the termination was at the direction or request of a third party that had taken steps reasonably calculated to effect the change in control thereafter, or otherwise occurred in connection with, or in furtherance of, the change in control (referred to as a “Double-Trigger Event”), the affected NEOs would receive the following benefits (as applicable):
•Full vesting acceleration with respect to any unvested time-based RSUs;

45	2026 Proxy Statement

•For Mr. Brown, full vesting acceleration at the target level performance with respect to any unvested performance-based equity awards;
•A lump sum payment equal to the sum of:
◦a multiple (3x for Mr. Brown and 2x for Messrs. Izenstark and Wilcock) of the NEO’s salary;
◦for Mr. Brown, a 3x multiple of his target short-term cash annual incentive opportunity at the time of termination;
◦an amount equal to 100% of the target amount of any Centuri short-term incentive compensation opportunities (calculated as of the date of termination, or if greater, the change in control) for (x) the plan year preceding the date of termination and (y) a period of 24 months for Messrs. Izenstark and Wilcock following the date of termination (the “Severance Period”);
◦full cost of health and dental coverage for the employee and dependents and the full cost of replacement disability and life insurance for the Severance Period for Messrs. Izenstark and Wilcock;
•Outplacement services of up to $30,000 for each of Messrs. Izenstark and Wilcock.

The Employment Agreements generally define a “change in control” to include the following: the sale of substantially all of the operating assets of Centuri and its subsidiaries; the acquisition of more than 50% of the stock of Centuri by a group of stockholders or an entity which acquires control of Centuri; a merger or consolidation of Centuri with any other entity other than a merger or consolidation which would result in the voting securities of Centuri, as applicable, outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the total voting power represented by the voting securities of Centuri, as applicable, or the surviving entity outstanding immediately after such merger or consolidation; acquisition by one person or a group of persons of at least 30% of the combined voting power of Centuri stock; or, during any two-year period, replacement of at least 50% of the Centuri directors unless the election of each new director was approved by a vote of at least three-fourths of the directors then still in office who were directors at the beginning of such period.

Each NEO’s Employment Agreement contains non-compete and non-solicitation provisions, which apply during their employment and for a period of two years after employment ends, and also contains confidentiality and non-disparagement provisions. The NEOs’ severance payments are also subject to a release of claims against Centuri.

The equity awards and long-term incentive awards held by the NEOs are not subject to automatic accelerated vesting upon a change in control, absent a Double Trigger Event.

Under the assumption that a Double Trigger Event occurred on December 28, 2025, based on the terms of the Employment Agreements and Centuri’s long-term incentive program, it is estimated that the NEOs would have received the compensation presented in the following table:

Name	Salary ($)	Incentive Compensation ($)	Welfare Benefits ($)	LTI Acceleration ($)(1)	Outplacement Services ($)	Total ($)
Christian I. Brown	3,150,000	3,465,000	—	5,014,928	—	11,629,928
Gregory A. Izenstark	1,021,200	2,195,580	61,619	1,989,131	30,000	5,297,530
Jason S. Wilcock	973,000	2,043,300	61,779	1,615,383	30,000	4,723,462
(1)For Messrs. Brown, Izenstark and Wilcock, upon a Double Trigger Event, all of the NEOs’ Southwest PSUs, all of the NEOs’ 2025 time-based RSUs and PSUs and Mr. Brown’s initial 2024 time-based RSUs would fully vest. The value of 2023 Southwest PSUs is based on the closing price of Southwest Gas Holdings common stock on the last trading day of fiscal 2025 ($80.76 per share). The value of 2024 time-based RSUs, 2025 time-based RSUs and PSUs is based on the closing price of Common Stock on the last trading day of fiscal 2025 ($25.94 per share). The value of the 2023 Southwest PSUs that the NEOs would be entitled to receive would be $308,318 for Mr. Wilcock. The value of Mr. Brown’s initial 2024 time-based RSUs that he would be entitled to receive would be $1,136,042. The value of the 2025 time-based RSUs that the NEOs would be entitled to receive would be as follows: $1,551,549 for Mr. Brown, $795,658 for Mr. Izenstark and $522,821 for Mr. Wilcock. The value of the 2025 PSUs that the NEOs would be entitled to receive would be as follows: $2,327,337 for Mr. Brown, $1,193,473 for Mr. Izenstark and $784,244 for Mr. Wilcock. The amounts above include dividends equivalents accrued, if any, on time-based RSUs, PSUs and Southwest PSUs.

Absent a Change in Control
Incentive programs for Messrs. Brown, Izenstark and Wilcock and the Employment Agreements provide for vesting of awards upon the occurrence of a termination without cause, for good reason, or due to death, disability or retirement in the absence of a change in control. None of the NEOs were eligible for retirement as of December 28, 2025. The following table shows the estimated payments and benefits that would be paid by Centuri to Messrs. Brown, Izenstark and Wilcock as a result of a termination of employment under these scenarios.

46	2026 Proxy Statement

Name	Termination without Cause or for Good Reason ($)	Termination Due to Disability ($)	Termination Due to Death ($)
Christian I. Brown	5,546,042	5,014,928	5,014,928
Gregory A. Izenstark	1,080,042	3,000,109	2,489,509
Jason S. Wilcock	1,031,842	2,578,643	2,092,143

•Annual Incentive Payments Made Upon Death or Disability. Centuri’s short-term incentive plan generally requires the participants to be employed by Centuri on the date that the awards are paid to receive the awards. Under Centuri’s short-term incentive plan, if employment terminates prior to the payment date as a result of death, disability, or retirement, the participants may receive a prorated portion of the award in the discretion of Centuri’s CEO or if in the case of the award of the CEO, in the discretion of the Compensation Steering Committee, which includes the CEO, Chief Financial Officer and Chief Human Resources Officer. If Messrs. Brown, Izenstark or Wilcock’s employment had terminated on December 28, 2025, as a result of death or disability and Centuri’s CEO had determined to award prorated payouts under Centuri’s short-term incentive plan, each NEO would have been eligible to receive a full annual incentive plan award because December 28, 2025 was the final day of the applicable performance period. The value for this payout is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
•Long-Term Cash Incentive Payments Made Upon Death or Disability. In the event of an NEO’s death or disability that occurs after the performance cycle, all of the 2024 performance-based long-term cash award would vest based on level of achievement of the performance goal during the performance cycle. Assuming a termination due to death or disability occurred on December 28, 2025, the value of the 2024 performance-based long-term cash award that each NEO would have been entitled to would be $0 since the threshold level of performance was not achieved.
•Southwest PSUs. For Mr. Wilcock, in the event of death or disability that occurs after the performance cycle, a pro-rata portion of the 2023 Southwest PSUs would vest based on actual level of performance, with the number of shares of Southwest Gas Holdings common stock that would vest determined by multiplying the ratio of actual months of service in the three-year performance period by the actual number of Southwest PSUs earned. Assuming a termination due to death or disability occurred on December 28, 2025, the value of the 2023 Southwest PSUs that Mr. Wilcock would have been entitled to would be $308,318. The values of the 2023 Southwest PSUs above were calculated based on a stock price of $80.76 per share (the closing price of Southwest Gas Holdings common stock on the last trading day of fiscal 2025). The above amounts include dividend equivalents on the Southwest PSUs.
•Time-based RSUs. For Messrs. Brown, Izenstark and Wilcock, in the event of an NEO’s death or disability, the 2024 time-based RSUs relating to shares of Common Stock (including the initial 2024 time-based RSUs granted to Mr. Brown) and the 2025 time-based RSUs relating to shares of Common Stock would become fully vested. Assuming a termination due to death or disability occurred on December 28, 2025, (i) the value of the 2024 time-based RSUs relating to shares of Common Stock that the Mr. Brown would be entitled to receive would be $1,136,042, (ii) the value of the 2025 time-based RSUs relating to shares of Common Stock that the NEOs would be entitled to receive would be as follows: $1,551,549 for Mr. Brown, $795,658 for Mr. Izenstark and $522,821 for Mr. Wilcock. The values of the 2024 and 2025 time-based RSUs related to shares of Common Stock above were calculated based on a stock price $25.94 per share (the closing price of Common Stock on the last trading day of fiscal 2025). The above amounts include dividend equivalents, if any.
•PSUs. In the event of an NEO’s death or disability that occurs during the performance cycle, a pro-rata portion of the 2025 PSUs would vest based on target level of performance, with the amount of PSUs that would vest determined by multiplying the ratio of actual months of service in the three-year performance period by the target amount of PSUs granted. Assuming a termination due to death or disability occurred on December 28, 2025, the value of the 2025 PSUs relating to shares of Common Stock that the NEOs would be entitled to receive would be as follows: $2,327,337 for Mr. Brown, $1,193,473 for Mr. Izenstark and $784,244 for Mr. Wilcock. The values of the 2025 PSUs related to shares of Common Stock above were calculated based on a stock price $25.94 per share (the closing price of Common Stock on the last trading day of fiscal 2025). The above amounts include dividend equivalents, if any.
•Severance Payments Made Upon Termination Without Cause or For Good Reason. For Messrs. Brown, Izenstark and Wilcock, in the event of a termination by Centuri without cause or a resignation by the NEO for good reason, including any requirement that the NEO relocate or any material breach by the employer of the compensation provisions of the applicable Employment Agreement, the affected NEOs would receive the following benefits (as applicable):
◦a lump sum payment equal to 2x of the NEOs’ base salary;
◦for Mr. Brown, a 2x multiple of his target short-term cash annual incentive opportunity at the time of termination;
◦any unpaid short-term incentive compensation for the year prior to the year of termination;
◦for Mr. Brown, full vesting acceleration with respect to any unvested time-based equity awards;
◦for Mr. Brown, pro-rata vesting acceleration with respect to any unvested performance-based equity awards based on actual achievement; and

47	2026 Proxy Statement

◦continued health, dental and vision coverage for the NEO and his or her dependents at active employee rates through the 2-year anniversary of the date of termination for Messrs. Izenstark and Wilcock.

The following table shows the estimated severance payments and benefits that would be paid by Centuri to each of the NEOs as a result of a termination without cause or for good reason under the Employment Agreements.

Name	Base Salary ($)	Incentive Compensation ($)	Welfare Benefits ($)	LTI Acceleration ($)
Christian I. Brown	2,100,000	2,310,000	—	1,136,042
Gregory A. Izenstark	1,021,200	—	58,842	—
Jason S. Wilcock	973,000	—	58,842	—
•Severance Payments Upon Disability. For Messrs. Izenstark and Wilcock, in the event of a termination due to disability, each NEO’s Employment Agreement provides for a severance benefit equal to one year of the NEO’s base salary. Under the assumption that a termination occurred on December 28, 2025 due to disability, the NEOs would have been entitled to the following amounts of severance benefits pursuant to their Employment Agreements: $510,600 for Mr. Izenstark and $486,500 for Mr. Wilcock.
•No Severance Upon Termination for Cause or Without Good Reason. In the event of a termination for cause by Centuri or a voluntary resignation by the NEO without good reason, the Employment Agreements and the incentive plans provide for no severance benefits.

Equity Compensation Plan Information
The following table provides certain information regarding options and rights outstanding under our equity compensation plans as of December 28, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	974,679(2)	—(3)	5,957,923(4)
Equity compensation plans not approved by security holders	—	—	—
Total	974,679(2)	—(3)	5,957,923(4)
(1)Includes the 2024 Omnibus Plan.
(2)Includes 864,387 shares issuable in connection with unvested restricted share units and 110,292 shares issuable in connection with performance share units.
(3)Restricted and Performance share units do not have exercise prices.
(4)Includes, as of December 28, 2025, shares available under the 2024 Omnibus Plan, which provides that the maximum number of shares of Common Stock available for issuance in connection with equity awards granted thereunder is 5,957,923 shares.

48	2026 Proxy Statement

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Mr. Christian I. Brown, our CEO during the applicable time period. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. For fiscal 2025, our last completed fiscal year:

•The median annual total compensation as described below, of all employees of the Company and its consolidated subsidiaries (other than our CEO) was $91,980; and
•The annual total compensation of our CEO as listed in the Summary Compensation Table was $4,265,042, and for purposes of the pay ratio calculation, $35,009 for the employer paid portion of our CEO’s and eligible dependents’ health care, disability and life insurance benefits was added, for a total of $4,300,051.
•Based on this information, for fiscal 2025, the ratio of the annual total compensation as described below, of our CEO, to the median annual total compensation of all employees, as determined pursuant to Item 402(u) of Regulation S-K, was 47 to 1, which is a reasonable estimate calculated consistent with applicable rules.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•Given the distribution of our employee population between the United States and Canada and our business segments, we used a variety of pay elements to structure the compensation arrangements of our employees. Consequently, for purposes of measuring the compensation of the employees, we selected elements of compensation that represent “base salary” (compensation paid at the normal hourly rate, excluding overtime, for hourly employees, and base cash salary for salaried employees) as the most appropriate measure of compensation to reflect annual compensation of our employees. Such compensation elements represent the fixed portion of each employee’s compensation arrangements and are paid without regard to our financial or operational performance or individual employee workloads in a given year. This compensation measure was consistently applied to all of our employees.
•We identified the median employee as of December 29, 2024. We did not identify a new median employee as of December 28, 2025 because there has been no change in our employee population or employee compensation arrangements that we reasonably believe would significantly impact our pay ratio disclosure.
•All of our employees are located in either the United States or Canada and our CEO is based in the United States. Therefore, we did not make any cost-of-living adjustments in identifying the “median employee.”
•Because the number of our Canadian employees was less than 5% of the total number of employees as of December 29, 2024, the Canadian employees were excluded from the median employee calculation. The number of Canadian employees excluded was 310. As of 12/28/2025, the total number of Canadian employees was 476 and remains less than 5% of the total number of employees. The total number of United States and Canadian employees was 9,687 as of December 28, 2025.
•For our median employee, we combined all of the elements of such employee’s compensation for fiscal 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $91,980. The difference between such employee’s base salary and the employee’s annual total compensation represents the value of such employee’s overtime and other premium pay, employer contributions to a 401(k) plan, and the value of the employer’s portion of such employee’s health care, disability and life insurance benefits.

49	2026 Proxy Statement

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our CEO and the other NEOs (as calculated in accordance with Item 402(v) of Regulation S-K) and certain financial performance measures for the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation - Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for CEO ($)(1)	Summary Compensation Table Total for Former CEO #1 ($)(2)	Summary Compensation Table Total for Former CEO #2 ($)(3)	Summary Compensation Table Total for Former CEO #3 ($)(4)	Compensation Actually Paid to CEO ($)(1)(6)	Compensation Actually Paid to Former CEO #1 ($)(2)	Compensation Actually Paid to Former CEO #2 ($)(3)	Compensation Actually Paid to Former CEO #3 ($)(4)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(5)	Average Compensation Actually Paid to Non-CEO NEOs ($)(5)(7)	Value of Initial Fixed $100 Investment Based On:		GAAP Consolidated Net Income (Loss) Attributable to Common Stock ($)(10)	Adjusted EBITDA ($)(11)
											TSR(8)	Peer Group TSR (8)(9)
2024	2,080,755	2,509,985	5,311,609	2,419,538	1,990,245	2,518,143	683,042	1,319,250	1,459,000	818,916	85.43	139.84	(6,724)	233,508
2025	4,265,042	—	—	—	7,119,991	—	—	—	1,467,362	2,418,979	112.15	241.05	22,395	237,486
(1)Amounts shown in this column relate to Mr. Brown, who became CEO of the Company in December 2024.
(2)Amounts shown in this column relate to Mr. Caudill, who became Interim CEO of the Company in July 2024 and whose service terminated in December 2024 upon the hiring of Mr. Brown as CEO.
(3)Amounts shown in this column relate to Mr. Fehrman, who became CEO of the Company in January 2024 and resigned July 2024.
(4)Amounts shown in this column relate to Mr. Daily, who retired as CEO of the Company in January 2024.
(5)The non-CEO NEOs reflected in this column for 2025 were: Messrs. Izenstark, Connell and Wilcock. The non-CEO NEOs reflected in this column for 2024 were: Messrs. Izenstark, Adams, Connell, Lyons and Wilcock.
(6)Compensation Actually Paid (“CAP”) was calculated according to the SEC’s definition of CAP as directed by Item 402(v) of Regulation S-K, and is not the same as compensation received. To calculate CAP to Mr. Brown, the following amounts were deducted from and added to Summary Compensation Table (“SCT”) total compensation:

Year	Fair Value Increase of Unvested Awards Granted in Applicable Fiscal Year as of Fiscal Year End ($)	Fair Value Increase of Awards Granted in Applicable Fiscal Year that Vested in Applicable Fiscal Year as of Vesting Date ($)	Change from Prior Year End Fair Value of Unvested Awards Granted in Prior Fiscal Year to Applicable Fiscal Year End Fair Value ($)	Change from Prior Year End Fair Value of Awards Granted in Prior Fiscal Year That Vested in Applicable Fiscal Year to Vesting Date Fair Value ($)	Deduction for Awards Forfeited During Applicable Fiscal Year ($)	Deduction for Stock Awards Column in SCT ($)
2025	4,088,786	—	294,299	156,787	—	(1,684,923)
(7)CAP was calculated according to the SEC’s definition of CAP as directed by Item 402(v) of Regulation S-K, and is not the same as compensation received. To calculate average CAP to the non-CEO NEOs, the following amounts were deducted from and added to average SCT total compensation:

Year	Average Fair Value Increase of Unvested Awards Granted in Applicable Fiscal Year as of Fiscal Year End ($)	Average Change from Prior Year End Fair Value of Unvested Awards Granted in Prior Fiscal Year to Applicable Fiscal Year End Fair Value ($)	Average Change from Prior Year End Fair Value of Awards Granted in Prior Fiscal Year That Vested in Applicable Fiscal Year to Vesting Date Fair Value ($)	Average Deduction for Awards Forfeited During Applicable Fiscal Year ($)	Average Deduction for Stock Awards Column in SCT ($)	Average Deduction for Change in Pension Value in SCT ($)	Average Increase for Service Cost for Pension Plan ($)
2025	1,426,818	—	67,997	44,785	—	(587,983)
(8)Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period (assuming dividend reinvestment) and the difference between the Company’s stock price at the end and the beginning of the measurement period by the Company’s stock price at the beginning of the measurement period. Because we went public during 2024, the “measurement point” for purposes of calculating 2024 TSR and peer group TSR began on the date of our registration under Section 12 of the Exchange Act, which date was April 18, 2024.
(9)Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Company’s compensation peer group disclosed in our CD&A within the section titled “Executive Compensation - Compensation Discussion and Analysis - How We Determine Amounts Paid for Each Element of Compensation” that was used for setting 2025 executive compensation. NV5 Global, Inc was acquired in 2025 and is not included in the 2025 TSR calculation. Centuri updated its peer group in Fiscal 2024. The previous peer group included the companies described in footnote 9 excluding APi Group Corporation, Arcosa, Inc., Construction Partners, Inc. and NV5 Global, Inc. and included EMCOR Group Inc, KBR, Inc., Team, Inc. and Tetra Tech, Inc. The peer group was adjusted to improve size positions and to better align the peer group to the Company’s business operations. The TSR for the Company’s prior compensation peer group was 135.71 and 154.46 in 2024 and 2025, respectively.
(10)Net income (loss) attributable to Common Stock in this column is the Company’s GAAP consolidated net income (loss) attributable to Common Stock reflected in the Company’s audited financial statements for the applicable year. Amounts shown in thousands (000s).
(11)The Company-Selected Measure is Adjusted EBITDA, which is a non-GAAP measure. The measure reflects addbacks for certain one-time costs such as Separation-related costs, acquisition costs (net of current year contributions from Connect), other professional fees, CEO transition costs, severance, A/R securitization transaction fees and IPO related costs. Amounts shown in thousands (000s). Adjusted EBITDA for purposes of 2025 compensation differs from Adjusted EBITDA presented in our other filings with the SEC as stock-based compensation is not added back for compensation purposes and Adjusted EBITDA for compensation does not include the contribution from Connect.

50	2026 Proxy Statement

Financial Performance Measures
The items listed in the table below represent the most important measures we used to determine CAP for 2025 to the NEOs who are officers of the Company as further described in our Compensation Discussion and Analysis within the section titled “Executive Compensation - Compensation Discussion and Analysis - Details of Compensation Program” for annual and long-term incentive compensation programs. The measures in the tables below contain all of the performance measures for the annual and long-term incentive programs for NEOs of the Company.

Most Important Performance Measures
Relative TSR	Adjusted EBITDA	Safety (DART)
Growth Backlog	Free Cash Flow	Safety (TRIR)
Return on Net Assets

Analysis of Information Presented in the Pay Versus Performance Table
As described in more detail in the section “Executive Compensation - Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with CAP (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Centuri only has two years of CAP as a standalone publicly-traded company and, as of December 28, 2025 an approximately 20-month trading history. This limits our narrative description regarding the relationships of CAP to our performance measures. We expect to further expand our narrative descriptions regarding CAP and performance measures in future years.

Centuri’s TSR compared to the TSR of our peer group is presented below. The start date for the period was April 18, 2024.

Compensation Actually Paid vs. Centuri TSR and Peer Group TSR
Compensation Actually Paid (CAP)
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Total Shareholder Return
$250.00
$200.00
$150.00
$100.00
$50.00
2024
2025
CAP to CEO
Average CAP to Non-CEO NEOs
Centuri Holdings TSR
Peer Group TSR

51	2026 Proxy Statement

Compensation Actually Paid vs. GAAP Consolidated Net Income/Loss
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
-$2,000,000
Compensation Actually Paid (CAP)
$30,000
$20,000
$10,000
$0
-$10,000
GAAP Consolidated Net Income/Loss ($ 000s)
2024
2025
CAP to CEO
Average CAP to Non-CEO Neos
GAAP Consolidated Net Income/Loss

Compensation Actually Paid vs. Adjusted EBITDA
Compensation Actually Paid (CAP)
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Adjusted EBITDA ($ 000s)
$240,000
$238,000
$236,000
$234,000
$232,000
$230,000
2024
2025
CAP to CEO
Average CAP to Non-CEO Neos
Adjusted EBITDA

52	2026 Proxy Statement

DIRECTOR COMPENSATION

2025 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Dustin DeMaria	23,750	–	–	23,750
Julie A. Dill	123,250	151,970	–	275,220
Andrew W. Evans	118,250	151,970	–	270,220
Karen S. Haller	173,300	151,970	–	325,270
Christopher A. Krummel	128,250	151,970	–	280,220
Anne L. Mariucci	114,950	151,970	–	266,920
Charles R. Patton	99,950	151,970	–	251,920
(1)Mr. Brown, our President and CEO, has been omitted from this table because he served as a NEO of the Company during 2025. Mr. Brown’s compensation, including any director fees he earned, is included in the Summary Compensation Table of this proxy statement. Mr. Nielsen has been omitted from this table because he was appointed to the Board in March 2026, thereby receiving no compensation for 2025.
(2)On April 16, 2025, each director serving at that time received a stock award of 7,338 RSUs, which will vest immediately on May 18, 2026. The fair value of the stock award was $151,970.
(3)The fair value of the stock awards were determined in accordance with FASB ASC topic 718. The fair value of the stock award granted on April 16, 2025 was based on the closing price of Common Stock of $20.71 on February 17, 2025. The assumptions used to calculate these amounts use the closing price of Common Stock on the Board approval date multiplied by the units granted.

Director Compensation Narrative
In 2025, the Compensation Committee conducted a review of the types and amounts of director compensation to be set for the coming year. Based on that analysis, the Compensation Committee uses a retainer-based model for director cash compensation (without regular individual meeting fees) and determines the value of annual equity grants for directors based on a set dollar amount. Cash retainers are paid on a quarterly basis.

The annual cash retainer for non-employee directors is $95,000. Additional annual cash retainers for the Chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees are $20,000, $15,000 and $15,000, respectively. The additional annual cash retainer paid to our Chair of the Board is $100,000. Individual cash meeting fees are only payable when the number of meetings of the Board or a committee exceeds regularly scheduled meetings by three or more.

A fixed dollar value of awards ($145,000 for 2025 and 2026) will be granted to non-employee directors annually in the form of equity compensation under the Company’s Omnibus Incentive Plan on the date of each of our Annual Meeting of Stockholders, with these awards vesting on the day immediately before the next Annual Meeting of Stockholders. For the 2026 equity compensation awards that will be granted on May 19, 2026, the date of the Annual Meeting, and all such awards going forward (unless and until the Compensation Committee determines otherwise), the fixed dollar value will be converted into awards of RSUs based on the volume-weighted average price of a share of Common Stock for the 20 consecutive trading days ending on the trading day before the grant date. For the 2025 equity compensation awards granted on April 16, 2025, the date of our 2025 Annual Meeting of Stockholders, each non-employee director serving at the time received an award totaling 7,338 RSUs based on the closing price of a share of Common Stock for the last trading session of 2024.

Mr. DeMaria and Mr. Nielsen were appointed to the Board on November 11, 2025 and March 20, 2026, respectively. In connection with each such appointment, each of Mr. DeMaria and Mr. Nielsen is expected to receive a prorated portion of the 2025 equity compensation awards for non-employee directors, which, once granted on May 19, 2026, will vest on the day immediately before the next Annual Meeting of Stockholders. The prorated RSUs from the 2025 awards will be calculated based on the portion of the annual service period remaining from each director’s appointment date through May 18, 2026. The actual grant date fair value of each of Mr. DeMaria’s and Mr. Nielsen’s prorated RSU award has not yet been determined and will be measured on the grant date in accordance with FASB ASC Topic 718. Consistent with the Company’s methodology for director stock awards, the grant date fair value of the prorated stock award will be based on the closing price of Common Stock on the Board approval date multiplied by the number of units granted.

Pursuant to our compensation policy, all non-employee directors have the option to defer receipt of equity compensation until they leave the Board. Deferred RSUs will be credited with notional dividends at the same time, in the same form, and in equivalent amounts as dividends that are payable from time to time on the underlying Common Stock. Such notional dividends

53	2026 Proxy Statement

will be valued on the date when they are credited to the directors in the form of additional deferred RSUs. When a director leaves the Board, any of his or her deferred RSUs will be converted into shares of Common Stock.

Directors who are full-time employees of the Company or its subsidiaries receive no additional compensation for serving on the Board.

Non-employee Director Stock Ownership Requirement
To better align the interests of the Board with those of all stockholders, our Stock Ownership Policy require our non-employee directors to accumulate at least five times the value of their annual cash retainer in Common Stock within five years of the beginning of their board service. All non-employee directors are currently in compliance or working towards compliance with our Stock Ownership Policy.

54	2026 Proxy Statement

ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION
(Proposal 2 on the Proxy Card)

The Board Recommends a Vote “FOR” the Proposal to Approve the Company’s Executive Compensation

General
Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote on a non-binding, advisory basis, to approve our executive compensation program as described in this Proxy Statement, commonly referred to as the “say-on-pay” vote. The Board asks that you support the compensation of our NEOs as disclosed in the “Executive Compensation - Compensation Discussion and Analysis” section and the accompanying tables and narratives contained in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Company’s compensation program is designed and administered by the Compensation Committee of the Board, which carefully considers many different factors, as described in the “Executive Compensation - Compensation Discussion and Analysis” section, to provide appropriate compensation for the Company’s executives. As discussed in the “Executive Compensation - Compensation Discussion and Analysis” section, the compensation package for the Company’s NEOs is designed to support the Company’s objectives of attracting, motivating and retaining the executive talent required to achieve our corporate objectives and increase stockholder value.

The executive compensation program in which the Company’s NEOs participate contain certain key governance practices, including the following: (i) a balanced mix of cash and equity compensation, and of short-term and long-term incentives; (ii) an emphasis on pay-for-performance to align executive compensation with the execution of business strategies and the creation of long-term stockholder value; (iii) a prohibition on pledging Company securities or entering into hedging, monetization transactions or similar arrangements involving Company securities; (iv) perquisites only to the extent that they are reasonable and consistent with the compensation goal of attracting and retaining superior executives for key positions; (v) clawback policies that comply with applicable legal and stock exchange listing requirements; and (vi) use of an independent consultant by the Compensation Committee to assist in designing compensation programs and making compensation decisions.

Consistent with the SEC rule implementing the requirement that the Company periodically include a say-on-pay proposal in its proxy statement, the vote on this proposal is advisory and is not binding on the Company, the Compensation Committee or the Board. The Compensation Committee and the Board value the opinions that stockholders express in their votes and to the extent there is any significant vote against the NEO compensation, we will consider the outcome of the vote when making future executive compensation decisions and evaluate whether any actions are necessary to address stockholder concerns expressed by such vote. It is expected that the next advisory vote on executive compensation will occur at the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”).

We encourage you to review the complete description of the Company’s executive compensation program provided in this Proxy Statement, including the “Executive Compensation - Compensation Discussion and Analysis” section and the accompanying compensation tables. The Board recommends that our stockholders vote “FOR,” on an advisory basis, the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

55	2026 Proxy Statement

APPROVAL OF CENTURI EMPLOYEE STOCK PURCHASE PLAN
(Proposal 3 on the Proxy Card)

The Board Recommends a Vote “FOR” for the Centuri Employee Stock Purchase Plan.

General
We are asking our stockholders to approve the Centuri Employee Stock Purchase Plan (the “ESPP”). The ESPP was adopted by the Board on April 2, 2026, subject to the approval of our stockholders. If this Proposal 3 is approved by our stockholders, the ESPP will become effective on May 19, 2026. If our stockholders do not approve this Proposal 3, the ESPP will not become effective, and no shares of Common Stock will be issued under the ESPP.

Summary of the ESPP
The material features of the ESPP are described below. The following description of the ESPP is a summary only and is qualified in its entirety by reference to the complete text of the ESPP, which is attached hereto as Annex A. Stockholders are urged to read the actual text of the ESPP in its entirety.

Purpose
The purpose of the ESPP is to provide eligible employees of the Company and its subsidiaries and affiliates that are designated to participate in the ESPP (the “designated companies”) with an opportunity to purchase shares of Common Stock through contributions in the form of payroll deductions or otherwise to the extent permitted by the Administrator (as defined below).

The ESPP includes two components: a 423 Component and a Non-423 Component (as each such term is defined in the ESPP). The 423 Component is designed to allow eligible U.S. employees to purchase shares in a manner that is intended to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, options may be granted under the Non-423 Component, which is not intended to qualify for such favorable tax treatment. The Non-423 Component will operate and be administered in the same manner as the 423 Component, unless otherwise required or advisable under applicable foreign laws.

Administration
The ESPP is administered by the Board or any committee of the Board designated by the Board to administer the ESPP (the “Administrator”). The Board has designated the Compensation Committee as the Administrator. The Administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, to delegate ministerial duties to any of our employees, to designate separate offerings under the ESPP, to select designated companies, to determine eligibility, to adjudicate all disputed claims filed under the ESPP and to establish procedures that it deems necessary for the administration of the ESPP, such as adopting such procedures, sub-plans and special rules as are necessary or appropriate to permit participation in the ESPP by employees who are foreign nationals or employed outside the U.S. The Administrator’s findings, decisions and determinations will be final and binding on all participants to the full extent permitted by law.

Shares Subject to the ESPP
Subject to adjustment for certain changes in our capitalization (as described in more detail in Adjustments below), the maximum number of shares of Common Stock that are available for issuance under the ESPP is 4,033,781 shares.

Eligibility
Generally, all of our employees and employees of our designated companies are eligible to participate if they are customarily employed by the Company, or any participating subsidiary or affiliate, for at least 20 hours per week and more than five months in any calendar year. The Administrator will have the discretion, prior to an enrollment date for all options granted on such enrollment date in an offering, to determine that an employee who (i) has not completed at least two years of service (or a lesser period of time determined by the Administrator) since the employee’s last hire date, (ii) customarily works not more than 20 hours per week (or a lesser period of time determined by the Administrator), (iii) customarily works not more than five months per calendar year (or a lesser period of time determined by the Administrator), (iv) is a highly compensated employee within the

56	2026 Proxy Statement

meaning of Section 414(q) of the Code or (v) is an officer or subject to disclosure requirements under Section 16(a) of the Exchange Act, is or is not eligible to participate in such offering period.

A participant may not be granted an option to purchase shares under the Section 423 Component of the ESPP if the participant would, immediately after the grant, (i) own shares possessing 5% or more of the total combined voting power or value of all classes of our shares or (ii) hold options to purchase shares under all of our employee stock purchase plans that accrue at a rate that exceeds $25,000 worth of shares, determined on the grant date (which is the first trading day of each offering period), for each calendar year in which such option is outstanding at any time.

As of December 28, 2025, approximately 9,600 employees met the eligibility requirements for participation in the ESPP.

Offerings
The ESPP is implemented by offerings of options to purchase shares of Common Stock to all eligible employees. The ESPP provides for consecutive offering periods that will typically have a duration of approximately six months. The offering periods are scheduled to start on the first trading day on or after March 16 and September 16 of each year. The Administrator has the authority to change the duration of each offering period prior to its commencement, provided that no offering period may exceed 27 months. The Administrator may establish separate offerings which vary in terms (although not inconsistent with the provisions of the ESPP or the requirements of applicable laws). When an eligible employee elects to participate in an offering period, the employee is granted an option on the grant date to purchase shares on the exercise date (which is the last trading day of each offering period). On the exercise date, all contributions collected from the participant are automatically applied to the purchase of shares, subject to certain limitations (which are described in Eligibility above and Limits on Employee Contributions; Exercise of Option below).

Limits on Employee Contributions; Exercise of Option
The ESPP permits participants to purchase shares through payroll deductions or otherwise of up to 10% of their eligible compensation (capped at $10,000 per offering period). A participant will be able to purchase a maximum of 500 shares during an offering period. Unless the Administrator provides otherwise, offering periods for all offering periods will (i) commence on the first trading day on or after March 16 and September 16 and (ii) terminate on the last trading day on or before September 15 of the same year and March 15 of the following year, respectively.

Amounts deducted and accumulated by a participant are used to purchase shares on the exercise date. The purchase price of the shares under the 423 Component is 85% of the fair market value of a share on the grant date or on the exercise date, whichever is lower. Under the Non-423 Component of the ESPP, the purchase price of the shares is the same as under the 423 Component, unless the Board or the Administrator determines that the purchase price applicable to any offering period or purchase by Canadian participants will instead be equal to the fair market value of a share on the grant date.

Restrictions on Transfer
A participant is not able to assign, transfer, pledge or otherwise dispose of an option granted under the ESPP (other than by will, the laws of descent and distribution or as otherwise provided under the ESPP).

Adjustments
If a corporate event occurs that impacts any class of our shares, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, will, in such manner as it may deem equitable, adjust (i) the number and class of shares that may be delivered under the ESPP, (ii) the purchase price per share and the number of shares covered by each option under the ESPP that has not yet been exercised, and (iii) the number of shares that may be purchased during an offering period and made available under the ESPP. In the event of a proposed dissolution, liquidation, merger or change in control, any offering period in progress and outstanding options will be treated as set forth in the ESPP.

Amendment and Termination
The Board or the Administrator may amend, suspend or terminate the ESPP at any time. If the ESPP is terminated, the Board or the Administrator may elect to (i) terminate all outstanding offering periods either immediately or upon completion of the purchase of shares under the ESPP (which may be sooner than originally scheduled, if determined by the Administrator) or (ii) permit offering periods to expire in accordance with their terms (and subject to any adjustment). If an offering period is terminated prior to expiration, all amounts then credited to a participant’s account that have not been used to purchase shares

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under the ESPP will be returned to the participant as soon as administratively practicable, without interest unless required by law. The ESPP will automatically terminate in 2036 unless the Board or the Administrator terminates it sooner.

Federal Income Tax Consequences
The two subsections below summarize the principal U.S. federal income tax consequences to participants and us with respect to participation in the 423 Component of the ESPP and the Non-423 Component of the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based on current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on the participant’s particular situation, each participant should consult the participant’s tax advisor regarding the federal, state, local and other tax consequences of the grant or exercise of an option or the sale or other disposition of shares acquired under the ESPP. The ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

423 Component of the ESPP
The 423 Component of the ESPP, and the rights of participant employees to make purchases thereunder, are intended to qualify for treatment under the provisions of Sections 421 and 423 of the Code. Under these provisions, generally no income tax consequences arise when participants purchase shares under the ESPP and no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of.

On sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend on the holding period. If the shares are sold or otherwise disposed of more than two years after the grant date (and more than one year after the exercise date), then the participant generally will recognize ordinary income measured as the lesser of:

1.the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price of such shares, or
2.an amount equal to 15% of the fair market value of the shares on the grant date.

Any additional gain should be treated as long-term capital gain. If the shares are held for at least the holding periods described above but are sold for a price that is less than the purchase price, there will be no ordinary income and the difference will be a long-term capital loss. We will not be entitled to an income tax deduction with respect to the grant or exercise of an option to purchase shares, or the sale of the shares by a participant, where the participant holds the shares for at least the holding periods described above.

Any sale or other disposition of shares before the expiration of the holding periods described above will be a “disqualifying disposition,” and the participant will recognize ordinary income at the time of the disposition, generally measured as the difference between the purchase price the participant paid for the shares and the fair market value of the shares on the purchase date, and we will be entitled to an income tax deduction for such ordinary income. If a participant makes a disqualifying disposition at a price in excess of the purchase price that the participant paid for the shares, the participant will recognize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the purchase date. If a participant makes a disqualifying disposition at a price less than the fair market value of the shares on the purchase date, the participant will recognize a capital loss in an amount equal to the difference between the fair market value of the shares on the purchase date and the sale price of the shares. We will not be entitled to an income tax deduction with respect to any capital gain the participant recognizes as a result of a disqualifying disposition.

Non-423 Component of the ESPP
The Non-423 Component of the ESPP, and the rights of participant employees to make purchases thereunder, are not intended to qualify for treatment under the provisions of Sections 421 and 423 of the Code.

If an option is granted under the Non-423 Component of the ESPP, then to the extent a participant is subject to U.S. federal income tax, the amount equal to the excess (if any) of the fair market value of the shares on the purchase date over the purchase price will be taxed as ordinary income at the time of purchase, and the participant will be subject to all applicable tax withholding requirements. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be subject to capital gain or loss treatment. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the

58	2026 Proxy Statement

purchase date. The company may be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant.

New Plan Benefits
Participation in the ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the ESPP. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the ESPP, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2026 if the ESPP had been in effect, are not determinable.

59	2026 Proxy Statement

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 4 on the Proxy Card)

The Board Recommends a Vote “FOR” Auditor Ratification

General
The Audit Committee selected PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending January 3, 2027, subject to ratification of the selection by the stockholders.

PricewaterhouseCoopers LLP has been the Company’s independent public accounting firm since 2002. To the Audit Committee’s knowledge, at no time has PricewaterhouseCoopers LLP had any direct or indirect financial interest in or connection with the Company or any of our subsidiaries other than for services rendered to the Company as described below.

The Audit Committee is composed of independent directors and meets periodically with the Company’s internal auditors and PricewaterhouseCoopers LLP to review the scope and results of the audit function and the policies relating to auditing procedures. In making its annual recommendation, the Audit Committee reviews both the audit scope and proposed fees for the coming year.

The affirmative vote of a majority of the shares represented and voting at the Annual Meeting or by proxy is necessary to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company. If the selection of PricewaterhouseCoopers LLP is not ratified by stockholders, the Audit Committee will review its future selection of the independent registered public accounting firm in light of the results of the vote. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such change would be appropriate.

During fiscal 2025 and fiscal 2024, PricewaterhouseCoopers LLP provided the following audit, audit-related and other professional services for the Company. The cost and description of these services are as follows:

	2025 ($)	2024 ($)
Audit Fees(1)	3,106,000	2,959,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	50,474	56,861
All Other Fees(4)	2,158	—
Total	3,158,632	3,015,861
(1)Consists of fees incurred for professional services rendered in connection with the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and issuances of consents and other services related to SEC matters. This category also includes fees in connection with our initial public offering and accounting consultations and audit services incurred in connection with nonrecurring transactions.
(2)Consists of fees incurred for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements and which were not reported above under “Audit Fees.” For fiscal 2025 and fiscal 2024, there were no such services.
(3)Consists of fees incurred for professional services for tax planning, tax consulting, and tax compliance services.
(4)Consists of fees incurred for software used by management in ensuring completeness of financial statement disclosures. For fiscal 2024 there were no such services.

Under the Audit Committee’s charter, the Audit Committee must preapprove all Company engagements of PricewaterhouseCoopers LLP, unless an exception exists under the provisions of the Exchange Act or applicable SEC rules. At the beginning of each audit cycle, the Audit Committee evaluates the anticipated engagements of PricewaterhouseCoopers LLP, including the scope of work proposed to be performed and the proposed fees, and approves or rejects each service, consistent with its preapproval policy, taking into account whether the services are permissible under applicable laws and the possible impact of each nonaudit service on PricewaterhouseCoopers LLP’s independence from management. The Audit Committee also considers whether PricewaterhouseCoopers LLP is best positioned to provide effective and efficient service, and whether the service may enhance the Company’s ability to manage and control risk or improve audit quality. Throughout the year, the Audit Committee reviews updates of the actual services provided and fees charged by PricewaterhouseCoopers LLP.

Requests for PricewaterhouseCoopers LLP to provide additional services are presented to the Audit Committee by the Company’s Chief Financial Officer or Chief Accounting Officer, on an as-needed basis. The Audit Committee has delegated to the chairperson of the Audit Committee the authority to evaluate and approve engagements on the Audit Committee’s behalf in the event that a need arises for preapproval between Audit Committee meetings. Approval of additional services will be made

60	2026 Proxy Statement

consistent with the preapproval policy and will be presented to the Audit Committee for ratification at its next scheduled meeting.

Since the effective date of the preapproval process, the Audit Committee has approved, in advance, each new engagement of PricewaterhouseCoopers LLP, and none of those engagements made use of the de minimis exception to the preapproval requirement contained in the SEC rules.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. They will have the opportunity to make statements, if they are so inclined, and will be available to respond to appropriate questions.

61	2026 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee is composed of four members of the Board. The Board determined that each member of the Audit Committee qualifies as independent under the independence standards of the NYSE and the SEC.

The Audit Committee assists the Board in fulfilling its oversight responsibility by reviewing the financial information provided to stockholders and others, the system of internal control that management and the Board have established, and the audit process. Management is responsible for the Company’s consolidated financial statements, for maintaining effective internal control over the Company’s financial reporting, and for its assessment of the effectiveness of internal control over financial reporting. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is required to plan and perform an integrated audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects, and to issue a report thereon. The Audit Committee’s role and responsibilities are to monitor and oversee these processes as set forth in a written Audit Committee charter adopted by the Board. The Audit Committee charter is available on the Company’s website at www.centuri.com. The Audit Committee reviews and assesses the adequacy of the charter at least annually and recommends any changes to the Board for approval.

In fulfilling the Audit Committee’s responsibilities for 2025, the Audit Committee:
•Reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 28, 2025 with management and PricewaterhouseCoopers LLP;
•Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and
•Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding its communications with the Audit Committee concerning independence, and the Audit Committee discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 28, 2025 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025, filed with the SEC.

Audit Committee
Julie A. Dill (Chair)
Christopher A. Krummel
Andrew W. Evans
Charles R. Patton

62	2026 Proxy Statement

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Submission of Stockholder Proposals for Inclusion in Next Year’s Annual Meeting Proxy Statement

Any proposal or proposals by a stockholder intended to be included in the proxy statement and form of proxy relating to the 2027 Annual Meeting must comply with the procedures set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposal(s) must be received by the Company no later than December 7, 2026. Proposals should be sent to the Chief Legal and Administrative Officer at Centuri Holdings, Inc., 19820 North 7th Avenue, Suite 120, Phoenix, Arizona 85027. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2027 Annual Meeting any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

A stockholder who wishes to submit a proposal or nominate a candidate to serve as a director for consideration at the 2027 Annual Meeting outside the processes of Rule 14a-8 under the Exchange Act must timely deliver a written notice in accordance with the requirements, including eligibility and information required in such notice, set forth in the Company’s bylaws. In order for a stockholder proposal to be properly submitted for presentation at the 2027 Annual Meeting, notice must be given to the Company no earlier than the close of business on December 17, 2026 and prior to the close of business on January 16, 2027. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act. See “Governance of the Company—Selection of Directors” for a summary of these requirements.

63	2026 Proxy Statement

OTHER MATTERS TO COME BEFORE THE MEETING

If any business not described in this Proxy Statement should come before the Annual Meeting for your consideration, it is intended that the shares represented by proxies will be voted at their discretion. As of the date of this Proxy Statement, we know of no other matter which might be presented for stockholder action at the Annual Meeting.

By Order of the Board of Directors

Jason S. Wilcock Executive Vice President, Chief Legal & Administrative Officer and Corporate Secretary

64	2026 Proxy Statement

ANNEX A
CENTURI HOLDINGS, INC.
EMPLOYEE STOCK PURCHASE PLAN
1.    Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Shares through accumulated Contributions. The Company intends for the Plan to have two components: a component that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”) and a component that is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”). The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. An option to purchase Shares under the Non-423 Component will be granted pursuant to rules, procedures, or sub-plans adopted by the Administrator designed to achieve tax, securities laws, or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
2.    Definitions. Capitalized terms used but not defined in this Section 2 or elsewhere in the Plan have the meanings assigned to them in the Centuri Holdings, Inc. Omnibus Incentive Plan or any successor plan thereto, in each case, as amended from time to time.
(a)    “423 Component” is defined in Section 1.
(b)    “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14(a).
(c)    “Affiliate” of the Company means any corporation, partnership or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.
(d)    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.
(e)    “Board” means the Board of Directors of the Company.
(f)    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.
(g)    “Committee” means a committee of the Board appointed in accordance with Section 14(a).
(h)    “Company” means Centuri Holdings, Inc., a Delaware corporation, or any successor thereto.

(i)    “Compensation” means a Participant’s regular base salary or base wages, calculated before deduction of (i) any income or employment tax or other withholdings or (ii) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or Code Section 125 cafeteria benefit program. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
(j)    “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.
(k)    “Designated Company” means any Subsidiary or Affiliate of the Company that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies; provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component will not be a Designated Company under the Non-423 Component.
(l)    “Director” means a member of the Board.
(m)    “Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least 20 hours per week and more than five months in any calendar year, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator for purposes of any separate Offering or the Non-423 Component. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if the Participant: (i) has not completed at least two years of service since the Participant’s last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Eligible Employees are participating in that Offering. Each exclusion will be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).
(n)    “Employer” means the employer of the applicable Eligible Employee(s), which Employer may be the Company or a Designated Company.
(o)    “Enrollment Date” means the first Trading Day of an Offering Period.
(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(q)    “Exercise Date” means the last Trading Day of an Offering Period.
(r)    “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
(s)    “Non-423 Component” is defined in Section 1.

(t)    “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
(u)    “Offering Periods” means the periods of approximately six months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after March 16 and September 16 of each year and terminating on the last Trading Day on or before September 15 and March 15, approximately six months later. The duration and timing of Offering Periods may be changed pursuant to Sections 4, 20 and 30.
(v)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(w)    “Participant” means an Eligible Employee who participates in the Plan.
(x)    “Plan” means this Centuri Holdings, Inc. Employee Stock Purchase Plan.
(y)    “Purchase Price” means an amount equal to 85% of the Fair Market Value on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 21.
(z)    “Section 409A” is defined in Section 24.
(aa)    “Share” means a share of the common stock of the Company.
(bb)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(cc)    “Trading Day” means a day on which the national stock exchange upon which the Shares are listed is open for trading.
(dd)    “Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation will include such Treasury Regulation, the section of the Code under which such regulation was promulgated, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such Section or regulation.
3.    Eligibility.
(a)    General. Any individual who is an Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5.
(b)    Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator determines that participation of such Eligible Employees is not advisable or practicable.
(c)    Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that the Participant’s rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds $25,000 worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code.
4.    Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after March 16 and September 16 each year, or on such other dates as the Administrator will determine. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than 27 months.
5.    Participation. An Eligible Employee may participate in the Plan by (i) submitting to the Company’s designee a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose or (ii) following an electronic or other enrollment procedure determined by the Administrator, in either case on or before a date determined by the Administrator prior to the applicable Enrollment Date.
6.    Contributions.
(a)    At the time a Participant enrolls in the Plan pursuant to Section 5, the Participant will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding 10% of the Compensation that the Participant receives on the pay day; provided that the aggregate amount of Participant’s Contributions made during the Offering Period may not exceed $10,000. The Administrator, in its sole discretion, may permit all Participants in an Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Offering Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10.
(b)    If Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day on or prior to the last Exercise Date of such Offering Period to which such authorization applies, unless sooner terminated by the Participant as provided in Section 10.
(c)    All Contributions made for a Participant will be credited to the Participant’s account under the Plan and Contributions will be made in whole percentages of the Participant’s Compensation only. A Participant may not make any additional payments into such account.
(d)    A Participant may discontinue the Participant’s participation in the Plan as provided under Section 10. Unless otherwise determined by the Administrator, during an Offering Period, a Participant may not increase or decrease the rate of the Participant’s Contributions. The Administrator may, in its sole discretion, amend the nature and/or number of Contribution rate changes that may be made by

Participants during any Offering Period and may establish other conditions or limitations as it deems appropriate for Plan administration.
(e)    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d), a Participant’s Contributions may be decreased to 0% at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(d), Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period scheduled to begin in the following calendar year, unless terminated by the Participant as provided in Section 10.
(f)    Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code; or (iii) the Participants are participating in the Non-423 Component.
(g)    At the time the option is exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan are disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Shares (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to the sale or early disposition of Shares by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Shares or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
7.    Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of Shares determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during any Offering Period more than 500 Shares (subject to any adjustment pursuant to Section 20); provided further that such purchase will be subject to the limitations set forth in Sections 3(d) and 13. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Shares that an Eligible Employee may purchase during each Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.
8.    Exercise of Option.
(a)    Unless a Participant withdraws from the Plan as provided in Section 10, the Participant’s option for the purchase of Shares will be exercised automatically on each Exercise Date, and the maximum number of full Shares subject to the option will be purchased for the Participant at the applicable Purchase Price with the accumulated Contributions from the Participant’s account. No fractional Shares will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full Share will be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by the Participant.

(b)    If the Administrator determines that, on an Exercise Date, the number of Shares with respect to which options are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Shares on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Shares on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 21. The Company may make a pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.
9.    Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of Shares occurs, the Company will arrange the delivery to each Participant of the Shares purchased upon exercise of the Participant’s option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that Shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that Shares be retained with such broker or agent for a designated period and/or may establish other procedures to permit tracking of disqualifying dispositions of Shares. No Participant will have any voting, dividend, or other stockholder rights with respect to Shares subject to any option granted under the Plan until such Shares have been purchased and delivered to the Participant as provided in this Section 9.
10.    Withdrawal.
(a)    A Participant may withdraw all, but not less than all, of the Contributions credited to the Participant’s account and not yet used to exercise the Participant’s option under the Plan at any time that is at least 30 days prior to the end of an Offering Period (or such other date determined by the Administrator) by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure determined by the Administrator; provided that a Participant may not withdraw during any blackout period applicable to the Participant. All of the Participant’s Contributions credited to the Participant’s account will be paid to the Participant as soon as administratively feasible after receipt of notice of withdrawal and the Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares will be made for such Offering Period.
(b)    A Participant’s withdrawal from an Offering Period will not have any effect on the Participant’s eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws, except that the Participant will not be permitted to participate in the immediately subsequent Offering Period unless otherwise determined by the Administrator. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of any succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.
11.    Termination of Employment. Unless otherwise provided by the Administrator, upon a Participant’s ceasing to be an Eligible Employee for any reason, the Participant will be deemed to have elected to withdraw from the Plan and the Contributions credited to the Participant’s account during the Offering Period but not yet used to purchase Shares under the Plan will be returned to the Participant or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 16, and the Participant’s option will be automatically terminated. Unless otherwise provided by the Administrator, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company will not be treated as terminated under the Plan; however, if a Participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Section 423 of the Code, unless otherwise provided by the Administrator.
12.    Interest. No interest will accrue on the Contributions of a Participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).
13.    Stock.
(a)    Subject to adjustment upon changes in capitalization of the Company as provided in Section 20, the maximum number of Shares that will be made available for sale under the Plan will be 4,033,781 Shares.
(b)    Until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such Shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such Shares.
(c)    Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and the Participant’s spouse.
14.    Administration.
(a)    The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate ministerial duties to any of the Company’s employees, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates of the Company as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of the Plan, with the exception of Section 13(a), but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan will govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component.
(b)    Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator is also authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision, and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

15.    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as officers or employees, members of the Board and any officers or employees to whom authority to act for the Board, the Committee or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by Applicable Laws on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such individual is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within 30 days after the institution of such claim, investigation, action, suit or proceeding, such individual shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.
16.    Designation of Beneficiary.
(a)    If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any Shares and cash, if any, from the Participant’s account under the Plan in the event of the Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to the Participant of such Shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of the Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.
(b)    Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of the Participant’s death, the Company will deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(c)    All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b), the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
17.    Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will, the laws of descent and distribution or as provided in Section 16). Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.
18.    Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party.

19.    Reports. An individual account will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which will set forth the amounts of Contributions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.
20.    Adjustments, Dissolution, Liquidation, Merger, or Change in Control.
(a)    Adjustments. If the Company subdivides its outstanding shares into a greater number of shares (by share dividend, share split, reclassification, alteration of capital, capitalization of profits or otherwise) or combines its outstanding Shares into a smaller number of Shares (by consolidation, reclassification, amalgamation or otherwise) or if the Administrator determines that there is any variation in the share capital of the Company or that there is any share dividend, extraordinary cash dividend, alteration of capital, capitalization of profits, bonus issue, reclassification, recapitalization, reorganization, amalgamation, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase any class of shares or other similar corporate event) affects any class of shares, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of shares that may be delivered under the Plan, the Purchase Price per share and the number of shares covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.
(c)    Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. If the successor corporation or a Parent or Subsidiary of the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period will end. The New Exercise Date will occur before the date of the proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.
21.    Amendment or Termination.
(a)    The Board or the Administrator, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board or the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of Shares on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 20). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase Shares will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12) as soon as administratively practicable.

(b)    Without stockholder consent and without limiting Section 21(a), the Administrator will be entitled to change the Offering Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.
(c)    If the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequences, including, but not limited to:
(i)    amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
(ii)    altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;
(iii)    shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;
(iv)    reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and
(v)    reducing the maximum number of Shares a Participant may purchase during any Offering Period.
Such modifications or amendments will not require stockholder approval or the consent of any Participants. Notwithstanding the foregoing, no such modification or amendment shall be permitted if, under Section 424(h)(3) of the Code, they would be deemed a modification, extension or renewal of options granted under the Plan.
22.    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
23.    Conditions Upon Issuance of Shares.
(a)    Shares will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b)    As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required by Applicable Laws.

24.    Section 409A. The 423 Component of the Plan is exempt from the application of Section 409A of the Code (“Section 409A”) and any ambiguities herein will be interpreted to be so exempt from Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action that the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from, or to allow any such options to comply with, Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Section 409A. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if an option to purchase Shares under the Plan that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Shares under the Plan is exempt from, or complies with, Section 409A.
25.    Term of Plan. The Plan is effective upon its adoption by the Board, subject to stockholder approval of the Plan pursuant to Section 26. It will continue in effect for a term of 10 years, unless sooner terminated under Section 21.
26.    Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within 12 months after the date on which the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
27.    Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary, in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.
28.    Governing Law. The Plan shall be interpreted and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules of such state, to the extent not preempted by federal law.
29.    Jurisdiction; Choice of Forum. Any suit, action or proceeding relating to or arising out of this Plan, or any judgment entered by any court of competent jurisdiction in respect thereof (a “Proceeding”), shall be brought only in the federal or state courts located in Phoenix, Arizona. The Company and each Participant shall irrevocably and unconditionally (a) consent and submit to the exclusive jurisdiction of the courts of the State of Arizona, the United States District Court for the District of Arizona, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Arizona court or, to the extent permitted by law, in such federal court, (b) waive any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction for any such Proceeding in any such court or that such Proceeding was brought in an inconvenient forum and agree not to plead or claim the same, and (c) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel.
30.    No Right to Employment. Participation in the Plan by a Participant will not be construed as giving the Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate of the Company, as applicable. Further, the Company or a Subsidiary or Affiliate of the Company may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan, unless otherwise required pursuant to Applicable Laws.
31.    Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

32.    Compliance with Applicable Laws. The terms of the Plan are intended to comply with all Applicable Laws and will be construed accordingly.

SCHEDULE “A”
CANADIAN ANNEX TO THE CENTURI HOLDINGS, INC.
EMPLOYEE STOCK PURCHASE PLAN
1.    Purpose. The purpose of this Schedule “A” (the “Canada Annex”) is to establish certain rules and limitations applicable to Participants who are Canadian Participants (as defined herein) and modifies certain provisions and definitions of the Plan with respect to such Participants. Terms defined in the Plan and used herein shall have the meanings set forth in the Plan document, as amended from time to time, unless modified in this Canada Annex.
2.    Definitions. As used in this Canada Annex to the Plan, and, unless otherwise specified, the following terms have the following meanings:
(a)    “Canadian Participant” means a Participant who is a resident of Canada for purposes of the Tax Act or who is granted an Award in respect of, or by virtue of, employment services rendered in Canada.
(b)    “Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, each as amended from time to time.
3.    General.
(a)    In the event of any contradiction, whether explicit or implied, between the provisions of this Canada Annex and the remainder of the Plan, the provisions of this Canada Annex shall prevail with respect to an option granted to a Canadian Participant.
(b)     Provided statutory conditions are met, options granted to Canadian Participants are not intended constitute a “salary deferral arrangement” as defined in subsection 248(1) of the Tax Act by reason of the exemption in paragraph 6801(d) of the regulations to the Tax Act.
4.    Eligibility.
(a)    Notwithstanding the definition “Eligible Employee”, Canadian Participants shall be considered to be providing services during any statutory notice period prescribed by applicable employment standards legislation.
(b)    Canadian Participants, who are otherwise Eligible Employees, may be excluded from participation in the Plan or an Offering if the Administrator determines that participation of such Eligible Employees is not advisable or practicable.
5.    Purchase Price. Notwithstanding anything to the contrary in the Plan, with respect to Canadian Participants, the “Purchase Price” applicable to any Offering Period or purchase shall be the Purchase Price determined in accordance with the definition set forth in the Plan; provided, however, that the Board or the Administrator may, in its sole discretion, determine that the Purchase Price applicable to any Offering Period or purchase by Canadian Participants shall instead be equal to the Fair Market Value of a Share on the applicable Enrollment Date.
6.    No Right to Employment. Notwithstanding any provision of the Plan to the contrary, participation in the Plan by a Canadian Participant will not be construed as giving the Canadian Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate of the Company, as applicable. Further, the Company or a Subsidiary or Affiliate of the Company may dismiss a Canadian Participant from employment, free from any liability or any claim under the Plan, unless otherwise required pursuant to Applicable Laws provided, however, that nothing in the Plan is intended to limit or waive any minimum rights or entitlements to notice of termination, termination pay, severance pay or other protections to which such Canadian Participant may be entitled under applicable Canadian employment standards legislation.
7.    Termination. In respect of Canadian Participants, and solely to the extent required by Section 7 of the Tax Act, any termination of the Plan by the Board or the Administrator pursuant to Section 21(a) of the Plan shall permit Offering Periods to expire in accordance with their terms; provided, however, that nothing herein shall limit the Board or the Administrator’s authority to amend or terminate the Plan on a prospective basis with respect to future Offering Periods.

Centuri

CENTURI HOLDINGS, INC.
19820 N 7TH AVENUE
SUITE 120
PHOENIX, AZ 85027

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 18, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V88760-P47265

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DETACH AND RETURN THIS PORTION ONLY

CENTURI HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Christian I. Brown
02) Dustin DeMaria
03) Julie A. Dill
04) Andrew W. Evans
05) Karen S. Haller
06) Christopher A. Krummel
07) Anne L. Mariucci
08) Steven E. Nielsen
09) Charles R. Patton

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Approval, on a non-binding, advisory basis, of executive compensation.	☐	☐	☐
3. Approval of the Centuri Holdings, Inc. Employee Stock Purchase Plan.	☐	☐	☐
4. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V88761-P47265

CENTURI HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 19, 2026 2:00 P.M., EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gregory A. Izenstark and Jason S. Wilcock, or either of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Centuri Holdings, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m., Eastern Time on May 19, 2026, or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES LISTED IN PROPOSAL 1 AS DIRECTORS AND FOR PROPOSALS 2, 3 AND 4. IT WILL BE VOTED IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

Continued and to be signed on the reverse side